                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                       Date of Report: DECEMBER 3, 2001
               Date of earliest event reported: OCTOBER 12, 2001


                            DEVON ENERGY CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

         DELAWARE                          000-30176                        73-1567067
(State or Other Jurisdiction of     (Commission File Number)             (I.R.S. Employer
 Incorporation or Organization)                                        Identification Number)


   20 NORTH BROADWAY, SUITE 1500
      OKLAHOMA CITY, OKLAHOMA                                                  73102
(Address of Principal Executive Offices)                                     (Zip Code)


       Registrant's telephone number, including area code: (405) 235-3611

ITEM 2. Acquisition or Disposition of Assets

         On October 12, 2001, Devon Energy Corporation ("Devon"), accepted all of the Anderson Exploration Ltd. ("Anderson") common shares tendered by Anderson stockholders pursuant to the Offer to Purchase for Cash and Directors' Circular dated September 6, 2001, (the "Offer to Purchase"). In the Offer to Purchase, Devon offered to purchase each outstanding common share, including the associated rights, of Anderson, for C$40.00 per common share. The total common shares accepted on October 12, 2001 represented approximately 97% of the outstanding Anderson common shares. On October 17, 2001, Devon completed its acquisition of Anderson by a compulsory acquisition under the Canada Business Corporations Act of the remaining 3% of Anderson common shares. The total cost to Devon of acquiring Anderson's outstanding common shares and paying for the intrinsic value of Anderson's outstanding options and appreciation rights was approximately $3.5 billion.

         Devon filed a Form 8-K on October 26, 2001, related to the Anderson acquisition. This Form 8-K/A includes Anderson's historical consolidated financial statements and unaudited pro forma financial information related to the Anderson acquisition.

ITEM 7. Financial Statements and Exhibits

(a)      Financial Statements of the Business Acquired

         See index at page 4.

(b)      Pro Forma Financial Information

         Unaudited pro forma financial information of Devon-Anderson combined begins at page 30.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                           DEVON ENERGY CORPORATION


                                           By:  /s/ DANNY J. HEATLY
                                              ----------------------------------
                                                Danny J. Heatly
                                                Vice President


Date: December 3, 2001

             INDEX TO HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

                           ANDERSON EXPLORATION LTD.

                                                              PAGE
                                                              -----
AUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL
  YEARS ENDED SEPTEMBER 30, 1999, 2000
  AND 2001:
Report of KPMG LLP to the Directors of Anderson Exploration
  Ltd.......................................................   5
Consolidated Balance Sheets as of September 30, 2000 and
  2001......................................................   6
Consolidated Statements of Earnings for the fiscal years
  ended September 30, 1999, 2000
  and 2001..................................................   7
Consolidated Statements of Retained Earnings for the fiscal
  years ended September 30, 1999, 2000 and 2001.............   8
Consolidated Statements of Cash Flows for the fiscal years
  ended September 30, 1999, 2000 and 2001...................   9
Notes to Consolidated Financial Statements for the fiscal
  years ended September 30, 1999, 2000 and 2001.............  10

                       AUDITORS' REPORT TO THE DIRECTORS

     We have audited the consolidated balance sheets of Anderson Exploration Ltd. as at September 30, 2000 and 2001 and the consolidated statements of earnings, retained earnings and cash flows for each of the years in the three-year period ended September 30, 2001. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

     In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at September 30, 2000 and 2001 and the results of its operations and its cash flows for each of the years in the three-year period ended September 30, 2001 in accordance with Canadian generally accepted accounting principles.

     As discussed in Note 6 to the consolidated financial statements, the Company changed its policy for accounting for income taxes and, in accordance with Canadian generally accepted accounting principles, this change has been applied retroactively without restatement of prior years.

     Accounting principles generally accepted in Canada vary in certain significant respects from accounting principles generally accepted in the United States. Application of accounting principles generally accepted in the United States would have affected results of operations for each of the years in the three-year period ended September 30, 2001, and shareholder's equity as at September 30, 2000 and 2001, to the extent summarized in Note 13 to the consolidated financial statements.

/s/ KPMG LLP

Chartered Accountants
Calgary, Canada
November 9, 2001

                           ANDERSON EXPLORATION LTD.

                          CONSOLIDATED BALANCE SHEETS

                                                                  SEPTEMBER 30
                                                              ---------------------
                                                                2000        2001
                                                              ---------   ---------
                                                               (STATED IN MILLIONS
                                                              OF CANADIAN DOLLARS)
                                      ASSETS

Current assets
  Accounts receivable.......................................  $  227.7    $  218.3
  Inventories...............................................      17.8        11.3
                                                              --------    --------
                                                                 245.5       229.6
Property, plant and equipment based on the full cost method
  of accounting for oil and gas properties ($375.0 million
  and $693.9 million excluded from amortization in 2000 and
  2001, respectively) (note 3)..............................   3,725.4     5,574.8
Other assets................................................       2.7        29.4
                                                              --------    --------
                                                              $3,973.6    $5,833.8
                                                              ========    ========

                       LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities
  Bank indebtedness.........................................  $   32.4    $    7.2
  Accounts payable and accrued liabilities..................     272.9       459.8
  Taxes payable.............................................       3.2        22.5
  Dividend payable..........................................        --        21.0
                                                              --------    --------
                                                                 308.5       510.5
Long term debt (note 4).....................................   1,126.9     1,350.1
Other credits (note 5)......................................     133.6       141.2
Future income taxes (note 6)................................     841.1     1,823.8
                                                              --------    --------
                                                               2,410.1     3,825.6
                                                              --------    --------

Shareholder's equity
  Share capital (note 7)....................................     905.3       889.8
  Retained earnings.........................................     658.2     1,118.4
                                                              --------    --------
                                                               1,563.5     2,008.2
                                                              --------    --------
                                                              $3,973.6    $5,833.8
                                                              ========    ========

Subsequent events (note 14)

          See accompanying notes to consolidated financial statements.

                           ANDERSON EXPLORATION LTD.

                      CONSOLIDATED STATEMENTS OF EARNINGS

                                                                   YEARS ENDED SEPTEMBER 30
                                                              -----------------------------------
                                                                1999         2000         2001
                                                              ---------   ----------   ----------
                                                                (STATED IN MILLIONS OF CANADIAN
                                                              DOLLARS, EXCEPT PER SHARE AMOUNTS)
Revenues
  Oil and gas...............................................   $ 770.9     $1,417.1     $2,620.8
  Royalties, net of ARTC (1999 -- $1.5 million; 2000 -- $0.7
     million; 2001 -- $0.5 million).........................    (125.9)      (291.8)      (601.0)
                                                               -------     --------     --------
                                                                 645.0      1,125.3      2,019.8
                                                               -------     --------     --------
Expenses
  Operating.................................................     153.6        209.4        312.8
  Depletion and depreciation................................     260.7        312.0        503.5
  General and administrative................................      40.7         52.9         73.9
  Interest (interest on long term debt; 1999 -- $41.9
     million; 2000 -- $58.3 million; 2001 -- $101.5
     million)...............................................      42.5         58.3        101.5
  Future site restoration...................................      18.5         18.6         22.6
                                                               -------     --------     --------
                                                                 516.0        651.2      1,014.3
                                                               -------     --------     --------
Earnings from continuing operations before taxes............     129.0        474.1      1,005.5
                                                               -------     --------     --------
Taxes (note 6)
  Current...................................................      20.5          7.8         38.2
  Future....................................................      42.1        218.1        365.0
                                                               -------     --------     --------
                                                                  62.6        225.9        403.2
                                                               -------     --------     --------
Earnings from continuing operations.........................      66.4        248.2        602.3
Earnings from discontinued operations (note 2)..............       4.0         65.3           --
                                                               -------     --------     --------
Earnings....................................................   $  70.4     $  313.5     $  602.3
                                                               =======     ========     ========
Basic earnings per common share
  From continuing operations................................   $  0.54     $   1.95     $   4.59
  From discontinued operations..............................      0.03         0.51           --
                                                               -------     --------     --------
                                                               $  0.57     $   2.46     $   4.59
                                                               =======     ========     ========
Diluted earnings per common share (note 8)
  From continuing operations................................   $  0.54     $   1.92     $   4.49
  From discontinued operations..............................      0.03         0.51           --
                                                               -------     --------     --------
                                                               $  0.57     $   2.43     $   4.49
                                                               =======     ========     ========
Weighted average number of common shares outstanding
  (millions)
  Basic.....................................................     124.1        127.4        131.2
  Diluted...................................................     124.5        129.3        134.2

          See accompanying notes to consolidated financial statements.

                           ANDERSON EXPLORATION LTD.

                  CONSOLIDATED STATEMENTS OF RETAINED EARNINGS

                                                               YEARS ENDED SEPTEMBER 30
                                                              --------------------------
                                                               1999     2000      2001
                                                              ------   ------   --------
                                                                (STATED IN MILLIONS OF
                                                                  CANADIAN DOLLARS)
Retained earnings, beginning of year........................  $274.3   $344.7   $  658.2
Retroactive adjustment to opening retained earnings (notes 6
  and 10)...................................................      --       --     (121.1)
Earnings....................................................    70.4    313.5      602.3
Dividends...................................................      --       --      (21.0)
                                                              ------   ------   --------
Retained earnings, end of year..............................  $344.7   $658.2   $1,118.4
                                                              ======   ======   ========

          See accompanying notes to consolidated financial statements.

                           ANDERSON EXPLORATION LTD.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                      YEARS ENDED SEPTEMBER 30
                                                              ----------------------------------------
                                                                 1999          2000           2001
                                                              ----------   ------------   ------------
                                                              (STATED IN MILLIONS OF CANADIAN DOLLARS)
Cash provided by (used in):
Operations
  Earnings from continuing operations.......................   $  66.4      $   248.2      $   602.3
  Add (deduct) non-cash items:
     Depletion and depreciation.............................     260.7          312.0          503.5
     Future site restoration................................      18.5           18.6           22.6
     Future taxes...........................................      42.1          218.1          365.0
     Other..................................................      (0.1)            --            7.6
  Cash flow from discontinued operations (note 2)...........       8.0            4.4             --
  Change in deferred revenue................................     (10.6)         (10.4)          (9.3)
  Change in non-cash working capital related to:
     -- continuing operations (note 9)......................      21.1          (17.6)         149.3
     -- discontinued operations (notes 2 and 9).............       1.0            0.9             --
                                                               -------      ---------      ---------
                                                                 407.1          774.2        1,641.0
                                                               -------      ---------      ---------
Investments
  Additions to property, plant and equipment................    (293.4)        (679.8)      (1,078.7)
  Proceeds on disposition of property, plant and
     equipment..............................................       9.6           10.4          156.3
  Acquisitions (note 2).....................................        --         (550.1)        (782.3)
  Proceeds on disposition of Federated Pipe Lines Ltd. (note
     2).....................................................        --          102.5             --
  Site restoration expenditures.............................      (6.3)         (10.1)         (11.3)
  Change in non-cash working capital related to investments
     (note 9)...............................................       4.8           (2.0)          61.9
  Discontinued operations (notes 2 and 9)...................      (8.0)          (0.2)            --
                                                               -------      ---------      ---------
                                                                (293.3)      (1,129.3)      (1,654.1)
                                                               -------      ---------      ---------
Financing
  Increase (decrease) in long term debt.....................    (150.3)         331.7           55.3
  Increase (decrease) in bank indebtedness..................      (6.2)          18.5          (26.7)
  Issue of common shares....................................      42.7           49.4           32.4
  Repurchase of common shares...............................        --          (38.7)         (47.9)
  Dividends.................................................        --             --          (21.0)
  Change in non-cash working capital related to financing
     (note 9)...............................................        --             --           21.0
  Discontinued operations (note 2)..........................        --           (5.8)            --
                                                               -------      ---------      ---------
                                                                (113.8)         355.1           13.1
                                                               -------      ---------      ---------
Increase in cash............................................        --             --             --
Cash position, beginning of year............................        --             --             --
                                                               -------      ---------      ---------
Cash position, end of year..................................   $    --      $      --      $      --
                                                               =======      =========      =========

          See accompanying notes to consolidated financial statements.

     Current bank indebtedness includes outstanding cheques.

                           ANDERSON EXPLORATION LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 YEARS ENDED SEPTEMBER 30, 1999, 2000 AND 2001
   (TABULAR AMOUNTS IN MILLIONS OF CANADIAN DOLLARS, UNLESS OTHERWISE STATED)

     Anderson Exploration Ltd. ("Anderson Exploration" or "the Company") is engaged in the acquisition, exploration, development and production of oil and gas resources in western and northern Canada. The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in Canada.

1. SIGNIFICANT ACCOUNTING POLICIES

  (a) Principles of consolidation

     The consolidated financial statements include the accounts of Anderson Exploration Ltd. and subsidiary companies and partnerships, all of which are wholly-owned. All significant intercompany accounts and transactions have been eliminated.

     A significant portion of the Company's oil and gas exploration, development and production activities are conducted with others. Accordingly, the accounts reflect only the Company's proportionate interest in such activities.

  (b) Inventories

     Inventories are stated at the lower of cost and net realizable value. Cost is determined using the specific item or average cost method.

  (c) Property, plant and equipment

     The Company follows the full cost method of accounting for oil and gas properties. Under this method, all costs relative to the exploration for and development of oil and gas reserves are capitalized into cost centres on a country by country basis. Capitalized costs include lease acquisitions, geological and geophysical costs, lease rentals on non-producing properties, costs of drilling productive and non-productive wells and plant and production equipment costs. General and administrative costs are not capitalized, except to the extent of the Company's working interest in operated capital expenditure programs to which overhead fees have been charged under standard industry operating agreements. Proceeds received from disposals of oil and gas properties and equipment are credited against capitalized costs unless the disposal would alter the rate of depletion and depreciation by more than 20 percent, in which case a gain or loss on disposal is recorded.

     Depletion of oil and gas properties and depreciation of plant and production equipment, including estimated future costs to develop proved reserves, are provided on the unit of production method based on total proven reserves before royalties as estimated by Company engineers. Natural gas sales and reserves are converted to equivalent units of crude oil using their relative energy content. Buildings and other equipment are depreciated over their useful lives using the declining balance and straight line methods at rates varying from five percent to 40 percent per annum.

     The Company applies a ceiling test to capitalized oil and gas property costs to ensure that such costs do not exceed the estimated future net revenues from production of proven reserves, at prices and operating costs in effect at the balance sheet date, plus the cost of unevaluated properties less management's estimate of impairment. The test also provides for estimated future administrative overhead, financing costs and taxes.

                           ANDERSON EXPLORATION LTD.

  (d) Future site restoration costs

     Provisions for future site restoration costs are made using the unit of production method based on established reserves. Costs are based on engineering estimates considering current regulations, costs and industry standards. Actual expenditures incurred are applied against deferred future site restoration costs.

  (e) Stock based compensation plans

     Consideration received from employees or directors on the exercise of stock options under the employee stock option plan and the purchase of stock under the employee stock savings plan is recorded as share capital. The Company matches employee contributions to the stock savings plan and these cash payments are recorded as compensation expense.

     Obligations for cash payments under the share appreciation rights plan are accrued as compensation expense over the vesting period of the rights. Changes in the share price, up or down, will change the compensation expense and are recognized prospectively when they occur.

  (f) Taxes

     Effective October 1, 2000, the Company adopted the liability method of accounting for income taxes (see note 6). Under this method, income tax assets and income tax liabilities are recognized, at current rates, for differences between amounts reported for financial statement purposes and their respective tax bases. The effect of a change in income tax rates on future income tax assets and future income tax liabilities is recognized in income in the period that the change occurs.

  (g) Revenue recognition

     Oil and natural gas revenues are recognized when title passes to the purchaser. Settlement payments received for restructuring or terminating long term natural gas sales contracts are deferred and recognized as revenue over the remaining period of the contracts, or over the life of the reserves associated with the contracts.

  (h) Foreign currency translation

     Monetary assets and liabilities denominated in a foreign currency are translated at the rate of exchange in effect at the balance sheet date while non-monetary assets and liabilities are translated at historical rates of exchange. Revenues and expenses are translated at monthly average rates of exchange. Translation gains and losses are included in earnings except for unrealized gains and losses on long term monetary items which are deferred and amortized to earnings over their remaining term.

  (i) Hedging

     The Company utilizes derivative instruments in its management of exposures to fluctuations in commodity prices, interest rates and foreign currency exchange rates. Hedge accounting is used when there is a high degree of correlation between price movements in the derivative instrument and the item designated as being hedged. Gains and losses on derivative instruments used for hedging purposes are recognized in the same period as the hedged item and are recorded in the consolidated statements of earnings in the same manner as the hedged item. The fair values of derivative instruments are not recorded in the balance sheet. If correlation ceases, hedge accounting is terminated and future changes in the market value of the derivative instruments are recognized as gains or losses in the period of change.

                           ANDERSON EXPLORATION LTD.

  (j) Per share amounts

     Basic earnings per common share are computed by dividing earnings from operations by the weighted average number of common shares outstanding for the period. Diluted per share amounts reflect the potential dilution that could occur if securities or other contracts to issue common shares were exercised or converted to common shares. The treasury stock method is used to determine the dilutive effect of stock options and other dilutive instruments.

  (k) Use of estimates

     Management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from these estimates.

2. CORPORATE ACQUISITIONS AND DISPOSITION

  (a) Acquisition of Numac Energy Inc.

     Effective February 12, 2001, the Company acquired all of the outstanding shares of Numac Energy Inc. ("Numac"), an oil and gas production company, for cash consideration of $8.00 per share. The transaction has been accounted for using the purchase method with the results of operations included in these financial statements from the date of acquisition. Details of the acquisition are as follows:

Net assets acquired, at assigned values:
  Property, plant and equipment.............................   $ 933.5
  Deferred financing costs..................................       3.5
  Working capital deficiency (including bank indebtedness
     assumed of $1.5 million)...............................     (12.4)
  Long term debt assumed....................................    (135.7)
  Pension and lease obligations assumed.....................      (6.6)
  Future income tax adjustment to property, plant and
     equipment..............................................     419.8
  Future income tax liability...............................    (419.8)
                                                               -------
                                                               $ 782.3
                                                               =======
Purchase price:
  Cash......................................................   $ 773.3
  Transaction costs.........................................       9.0
                                                               -------
                                                               $ 782.3
                                                               =======

  (b) Acquisition of Ulster Petroleums Ltd.

     On May 17, 2000, the Company acquired all the outstanding shares of Ulster Petroleums Ltd. ("Ulster"), an oil and gas production company. The consideration given for each Ulster share was $13.10, made up of $11.00 cash and 0.09655 of an Anderson Exploration common share based on Anderson Exploration's closing price of $21.75 per share on the offer date. The transaction has been accounted for

                           ANDERSON EXPLORATION LTD.

using the purchase method with the results of operations included in these financial statements from the date of acquisition. Details of the acquisition are as follows:

Net assets acquired, at assigned values:
  Property, plant and equipment.............................   $1,000.7
  Working capital deficiency (including a cash balance of
     $2.8 million)..........................................      (32.1)
  Long term debt assumed....................................     (312.2)
                                                               --------
                                                               $  656.4
                                                               ========
Purchase price:
  Cash......................................................   $  542.2
  Common shares (4,758,727 shares)..........................      103.5
  Transaction costs.........................................       10.7
                                                               --------
                                                               $  656.4
                                                               ========

  (c) Disposition of Federated Pipe Lines Ltd.

     On June 28, 2000, the Company entered into an agreement to sell its 50 percent interest in Federated Pipe Lines Ltd. ("Federated"), a pipeline transportation company. The Company received net proceeds on the sale of $102.5 million and disposed of $0.8 million of bank indebtedness. Net proceeds from this transaction were used to reduce debt related to the acquisition of Ulster.

     The Company's proportionate interest in the results of operations of Federated are shown as discontinued operations in the consolidated statements of earnings and cash flows.

     For the six months ended March 31, 2000, revenues from discontinued operations were $16.7 million, earnings were $1.8 million (net of taxes of $1.5 million) and net capital expenditures were $0.1 million. Results of discontinued operations subsequent to this date were included in the gain on sale of $63.5 million (net of taxes of $1.6 million), as a plan of arrangement to dispose of the assets existed at March 31, 2000.

3. PROPERTY, PLANT AND EQUIPMENT

                                                            2000                       2001
                                                  ------------------------   ------------------------
                                                              ACCUMULATED                ACCUMULATED
                                                             DEPLETION AND              DEPLETION AND
                                                    COST     DEPRECIATION      COST     DEPRECIATION
                                                  --------   -------------   --------   -------------
Oil and gas properties,
  Subject to depletion and depreciation.........  $6,065.0     $(2,743.1)    $8,088.0     $(3,240.0)
  Not subject to depletion and depreciation.....     375.0            --        693.9            --
Buildings, land and other.......................      81.2         (52.7)        91.8         (58.9)
                                                  --------     ---------     --------     ---------
                                                  $6,521.2     $(2,795.8)    $8,873.7     $(3,298.9)
                                                  ========     =========     ========     =========
Net book value..................................               $ 3,725.4                  $ 5,574.8
                                                               =========                  =========

                           ANDERSON EXPLORATION LTD.

     Oil and gas property costs not subject to depletion and depreciation at September 30, 2001 are as follows:

                                        LAND       GEOLOGICAL AND
                                     ACQUISITION     GEOPHYSICAL     FRONTIER DRILLING AND
                                        COSTS           COSTS          COMPLETION COSTS      TOTAL
                                     -----------   ---------------   ---------------------   ------
Acquired in 2001...................    $203.1          $125.7                $29.2           $358.0
Acquired in 2000...................     172.5            32.9                   --            205.4
Acquired in 1999...................      28.8              --                   --             28.8
Acquired prior to 1999.............     101.7              --                   --            101.7
                                       ------          ------                -----           ------
                                       $506.1          $158.6                $29.2           $693.9
                                       ======          ======                =====           ======

     Future development costs of proven undeveloped reserves of $340.3 million and $858.7 million are included in depletion and depreciation calculations at September 30, 2000 and 2001, respectively.

     Depletion and depreciation per equivalent barrel of production for the years ended September 30, 1999, 2000 and 2001 was $5.57, $5.89 and $7.32,
respectively.

     At the balance sheet dates, the Company had surpluses in its ceiling tests using balance sheet date prices.

4. LONG TERM DEBT

                                                                 2000                     2001
                                                        ----------------------   ----------------------
                                                          BALANCE     INTEREST     BALANCE     INTEREST
                                                        OUTSTANDING    RATE*     OUTSTANDING    RATE*
                                                        -----------   --------   -----------   --------
Bank loans............................................   $  385.9       6.68%     $    4.8       5.26%
Bank loans subject to swaps...........................      253.0       6.94%        244.0       7.01%
Senior unsecured U.S. notes, maturing March 2011 (U.S
$400.0 million).......................................         --                    631.6       6.75%
Medium term notes, maturing August 2006...............         --                    200.0       6.55%
Medium term notes, maturing July 2005.................      175.0       7.25%        175.0       7.25%
Senior U.S. dollar notes, maturing October 2005 to
  October 2006 (U.S.$60.0 million)....................      113.0       7.44%         94.7       7.50%
Oil indexed debentures, maturing October 2000.........      200.0       8.26%           --
                                                         --------                 --------
                                                         $1,126.9                 $1,350.1
                                                         ========                 ========

---------------

* As at September 30.

     The Company had a $500 million syndicated revolving credit facility with an extendible 364 day revolving period and a six year term period. Advances under the facility could be drawn in either Canadian or U.S. funds. The facility bears interest at the banks' prime lending rate, bankers' acceptance rates plus applicable margins or U.S. LIBOR rates plus applicable margins. On October 15, 2001, all amounts outstanding under this facility were repaid following the acquisition of the Company by Devon Energy Corporation ("Devon") (note 14). The facility was cancelled on October 19, 2001.

     The Company had a syndicated revolving credit facility that was arranged in May 2000 to finance the acquisition of Ulster (note 2). The facility was made up of three separate components. Tranche A was a committed 364 day $100 million bridge facility available by way of a single draw. Tranche B was a committed 18 month $300 million bridge facility available by way of a single draw. Tranche C is a committed $500 million 364 day revolving credit facility, followed by a committed two year term period. In July 2000, the full amount of Tranche A and $75 million of Tranche B were repaid with proceeds from

                           ANDERSON EXPLORATION LTD.

the issue of medium term notes. In February 2001, the remaining $225 million under Tranche B was transferred to Tranche C. Tranche A and Tranche B are no longer available. Advances under the facility can be drawn in either Canadian or U.S. funds. The facility bears interest at the banks' prime lending rate, bankers' acceptance rates plus applicable margins or U.S. Libor rates plus applicable margins. All amounts outstanding under Tranche C were repaid during 2001 and the facility was cancelled on October 19, 2001.

     The Company has fixed the rate of interest on $244.0 million of its bank loans through swap agreements at an average rate of 7.01 percent. The swap agreements mature at various dates as shown below:

AMOUNT  INTEREST RATE*   MATURITY DATE
------  --------------   -------------
$ 32.5      6.66%         October 2001
   7.5      6.80%         October 2002
  79.0      6.76%             May 2003
  40.0      7.32%        February 2007
  30.0      7.53%           March 2007
  30.0      7.32%            June 2007
  25.0      6.85%            July 2007
------      -----
$244.0      7.01%
======      =====

---------------

* Includes margin.

     The Company arranged a new $1 billion non-revolving bridge credit facility through a group of Canadian chartered banks to finance the acquisition of Numac (note 2). The unsecured facility had a maturity date of October 1, 2002. On March 14, 2001, Anderson Exploration sold U.S. $400 million principal amount of
6.75 percent senior unsecured notes due 2011 to purchasers in the United States. Net proceeds from the issue were used to repay a portion of the bridge facility. In March 2001, existing credit facilities were used to repay the remainder of the outstanding amount under the bridge facility, and the facility was cancelled. At September 30, 2001, the senior unsecured notes were rated "Baaa" by Moody's Investors Service, Inc. and "BBB+" by Standard & Poor's Rating Services.

     On June 29, 2000, the Company filed a short form shelf prospectus in connection with a two year medium term note program in an aggregate principal amount of up to $500 million that are offered at prices and contain such other terms as may be determined at the time of issue. On July 18, 2000, the Company issued $175 million of 7.25 percent unsecured, non-redeemable notes maturing July 2005 pursuant to the program. On August 2, 2001, the Company issued $200 million of 6.55 percent unsecured, non-redeemable notes maturing August 2006 pursuant to the program. At September 30, 2001, the medium term notes were rated "BBB+" by Standard & Poor's Rating Services and "BBB (high)" by Dominion Bond Rating Service Limited. Subsequent to September 30, 2001, Dominion Bond Rating Service Limited lowered its rating of the medium term notes to "BBB (low)".

     The senior U.S. dollar notes were assumed on the acquisition of Ulster (note 2). The senior notes are denominated in U.S. dollars and were issued in October 1995 in three series as follows:

Series A  7.23%, repaid in October 2000...............................   U.S.$15.0
Series B  7.42%, due in October 2005; annual principal repayments of
          U.S.$5.8 million begin in October 2001......................   U.S.$29.0
Series C  7.57%, due in October 2006; annual principal repayments of
          U.S.$10.3 million begin in October 2004.....................   U.S.$31.0

                           ANDERSON EXPLORATION LTD.

     During October 2000, the Series A notes totalling U.S. $15.0 million were repaid. At September 30, 2001, U.S. $60.0 million, representing Series B and Series C of the notes, was outstanding. The Company drew upon existing long-term credit facilities to finance the principal payment made in October 2001. Accordingly, the amount has not been included in current liabilities at September 30, 2001.

     The bank loans, medium term notes and senior U.S. dollar notes are unsecured and rank equally with one another and are subject to the maintenance of certain financial ratios.

     The oil indexed debentures had a fixed interest rate of 5.0 percent per annum plus a variable interest rate of up to 16.8 percent per annum based upon the average price of crude oil. The effective rate of interest on the debentures was fixed to maturity at 8.26 percent by an unsecured interest rate swap agreement. These debentures were repaid in October 2000.

     The Company has a $125 million operating line of credit, of which $35.9 million was unused at September 30, 2001. The operating line is being used to support outstanding letters of credit associated with the Company's work proposals in northern Canada (note 12).

     The Company's revolving credit facilities of $248.8 million were repaid and cancelled in October 2001. The aggregate amount of payments estimated to be required in each of the next five years on the Company's other debt facilities are $9.2 million in 2002, $9.2 million in 2003, $9.2 million in 2004, $200.5 million in 2005 and $225.5 million in 2006.

5. OTHER CREDITS

                                                               2000     2001
                                                              ------   ------
Deferred future site restoration costs......................  $ 68.4   $ 79.7
Deferred revenue............................................    59.7     50.3
Pension obligation (note 10)................................     5.5      7.9
Deferred lease obligations..................................      --      3.3
                                                              ------   ------
                                                              $133.6   $141.2
                                                              ======   ======

     Site restoration involves the surface clean-up and reclamation of well sites and field production facilities to ensure they can be safely returned to appropriate land uses. In addition, certain plant facilities will require decommissioning, which involves dismantlement of facilities as well as the decontamination and reclamation of these lands. Total estimated future costs, given the current inventory of wells and facilities, are approximately $369.6 million, of which $79.7 million has been accrued to date.

6. TAXES

     Effective October 1, 2000, the Company adopted the Canadian Institute of Chartered Accountants accounting recommendations with respect to income taxes. The new recommendations were applied retroactively without restatement of prior year financial statements. The change in policy resulted in an increase in property, plant and equipment of $77.2 million, an increase in future income tax liabilities of $198.0 million and a charge to retained earnings of $120.8 million. The adjustment to retained earnings was primarily a result of the future income tax cost of the Ulster acquisition in which the tax basis acquired was less than the purchase price.

                           ANDERSON EXPLORATION LTD.

     The temporary differences that gave rise to the Company's future income tax assets and liabilities are as follows:

                                                              OCTOBER 1,   SEPTEMBER 30,
                                                                 2000          2001
                                                              ----------   -------------
Future income tax assets
  Alberta royalty tax rebate................................   $   44.7      $   25.4
  Deferred future site restoration costs....................       29.9          28.1
  Deferred revenue..........................................       26.0          21.2
                                                               --------      --------
                                                                  100.6          74.7
                                                               --------      --------
Future income tax liabilities
  Property, plant & equipment in excess of tax basis........    1,136.8       1,894.3
  Other.....................................................        2.9           4.2
                                                               --------      --------
                                                                1,139.7       1,898.5
                                                               --------      --------
Net future income tax liability.............................   $1,039.1      $1,823.8
                                                               ========      ========

     The provision for taxes differs from the result which would have been obtained by applying the combined federal and provincial tax rate to earnings before taxes. The difference results from the following items:

                                                             1999     2000      2001
                                                            ------   ------   --------
Earnings from continuing operations before taxes..........  $129.0   $474.1   $1,005.5
                                                            ======   ======   ========
Combined federal and provincial tax rate..................    44.8%    44.8%      44.0%
                                                            ------   ------   --------
Computed "expected" tax...................................    57.8   $212.4   $  442.4
Increase (decrease) in taxes resulting from:
     Royalties and other payments to provincial
       governments........................................    49.5    116.4      237.6
     Non-deductible depletion.............................     1.2      6.4         --
     Resource allowance...................................   (49.7)  (111.9)    (221.8)
     Income tax rebates and credits.......................    (2.1)    (7.6)     (17.6)
     Capital taxes........................................     7.0     10.3       16.2
     Reduction in provincial tax rate.....................      --       --      (55.8)
     Other................................................    (1.1)    (0.1)       2.2
                                                            ------   ------   --------
Provision for taxes.......................................  $ 62.6   $225.9   $  403.2
                                                            ======   ======   ========

                           ANDERSON EXPLORATION LTD.

7. SHARE CAPITAL

     Authorized:
          Common shares: unlimited
          Preferred shares: unlimited
          Junior preferred shares, redeemable, participating: unlimited

     Issued:

                                        1999                       2000                       2001
                              ------------------------   ------------------------   ------------------------
                               NUMBER OF      AMOUNT      NUMBER OF      AMOUNT      NUMBER OF      AMOUNT
                                SHARES      (MILLIONS)     SHARES      (MILLIONS)     SHARES      (MILLIONS)
                              -----------   ----------   -----------   ----------   -----------   ----------
Common shares Balance,
  beginning of year.........  123,260,352     $594.9     126,030,334     $637.6     131,526,926     $778.8
  Issued for cash on
     exercise of stock
     options................    2,553,155       39.2       2,857,210       45.3       1,741,105       28.1
  Issued for cash under
     employee stock savings
     plan...................      216,827        3.5         183,793        4.1         141,856        4.3
  Issued on acquisition of
     Ulster.................           --         --       4,758,727      103.5              --         --
  Repurchase of shares under
     Normal Course Issuer
     Bid....................           --         --      (2,303,138)     (11.7)     (1,716,800)     (10.2)
                              -----------     ------     -----------     ------     -----------     ------
  Balance, end of year......  126,030,334      637.6     131,526,926      778.8     131,693,087      801.0
                              -----------     ------     -----------     ------     -----------     ------
Contributed surplus Balance,
  beginning of year.........                   153.5                      153.5                      126.5
  Repurchase of shares under
     Normal Course Issuer
     Bid....................                      --                      (27.0)                     (37.7)
                              -----------     ------     -----------     ------     -----------     ------
  Balance, end of year......                   153.5                      126.5                       88.8
                              -----------     ------     -----------     ------     -----------     ------
                              126,030,334     $791.1     131,526,926     $905.3     131,693,087     $889.8
                              ===========     ======     ===========     ======     ===========     ======

     The Company has an employee stock option plan under which both employees and directors are eligible to receive grants. At September 30, 2001, 11,328,215 common shares were reserved for issuance under the plan. Options granted under the plan generally have a term of five years to expiry and vest equally over a three year period starting on the first anniversary date of the grant. The exercise price of each option equals the market price of the Company's common shares on the date of the grant. At

                           ANDERSON EXPLORATION LTD.

September 30, 2001, 7,062,365 options with exercise prices between $13.15 and $34.05 were outstanding and exercisable at various dates to the year 2006.

                                  1999                          2000                          2001
                       ---------------------------   ---------------------------   ---------------------------
                                      WEIGHTED-                     WEIGHTED-                     WEIGHTED-
                       NUMBER OF       AVERAGE       NUMBER OF       AVERAGE       NUMBER OF       AVERAGE
                        OPTIONS     EXERCISE PRICE    OPTIONS     EXERCISE PRICE    OPTIONS     EXERCISE PRICE
                       ----------   --------------   ----------   --------------   ----------   --------------
Stock options
  outstanding,
  beginning of
  year...............   7,647,502       $15.95        7,423,564       $15.71        6,466,771       $16.81
Granted..............   2,595,800        14.68        2,109,600        19.35        2,563,300        32.44
Exercised............  (2,553,155)       15.35       (2,857,210)       15.87       (1,741,105)       16.13
Cancelled............    (266,583)       15.93         (209,183)       16.16         (226,601)       22.11
                       ----------       ------       ----------       ------       ----------       ------
Stock options
  outstanding, end of
  year...............   7,423,564       $15.71        6,466,771       $16.81        7,062,365       $22.48
                       ==========       ======       ==========       ======       ==========       ======
Exercisable at year
  end................   2,560,734       $15.95        2,000,936       $16.05        2,489,232       $16.59
                       ==========       ======       ==========       ======       ==========       ======

     The range of exercise prices of the Company's outstanding stock options at September 30, 2001 is as follows:

                                                  OPTIONS OUTSTANDING                OPTIONS EXERCISABLE
                                          -----------------------------------   ------------------------------
                                          WEIGHTED AVERAGE
RANGE OF                      OPTIONS        REMAINING       WEIGHTED AVERAGE     OPTIONS     WEIGHTED AVERAGE
EXERCISE PRICES             OUTSTANDING     TERM (YEARS)      EXERCISE PRICE    EXERCISABLE    EXERCISE PRICE
---------------             -----------   ----------------   ----------------   -----------   ----------------
Under $15.00..............   1,443,665          2.5               $14.44           751,665         $14.44
$15.00 to 18.99...........   1,270,500          1.4               $16.57         1,182,500         $16.54
$19.00 to 26.99...........   1,850,600          2.6               $19.36           545,067         $19.38
Over $27.00...............   2,497,600          4.5               $32.43            10,000         $32.72
                             ---------          ---               ------         ---------         ------
                             7,062,365          3.3               $22.48         2,489,232         $16.59
                             =========          ===               ======         =========         ======

     In 1999, the employee stock option plan was amended to give the Board of Directors the discretion to attach share appreciation rights to stock options granted after February 10, 1999. Share appreciation rights give the holder of the options the right to surrender his or her options for cancellation and receive a cash payment from the Company equal to the excess of the then current market price of the common shares over the exercise price of the options. To date, share appreciation rights have not been attached to stock options granted.

     A separate share appreciation rights plan, where employees are granted the right to receive cash payments from the Company, but not common shares, was established in 2000. Under this plan, employees

                           ANDERSON EXPLORATION LTD.

are entitled to cash payments equal to the excess of the then current market price of the common shares over the exercise price of the right. Other terms of the plan are similar to the employee stock option plan.

                                                           2000                         2001
                                                --------------------------   --------------------------
                                                              WEIGHTED-                    WEIGHTED-
                                                NUMBER OF      AVERAGE       NUMBER OF      AVERAGE
                                                 RIGHTS     EXERCISE PRICE    RIGHTS     EXERCISE PRICE
                                                ---------   --------------   ---------   --------------
Share appreciation rights outstanding,
  beginning of year...........................         --       $   --       1,643,061       $21.95
Granted.......................................  1,738,101        22.09         133,200        33.36
Exercised.....................................         --           --        (259,830)       19.85
Cancelled.....................................    (95,040)       24.55        (152,221)       28.22
                                                ---------       ------       ---------       ------
Share appreciation rights outstanding, end of
  year........................................  1,643,061       $21.95       1,364,210       $22.76
                                                =========       ======       =========       ======
Exercisable at year end.......................         --       $   --         261,830       $23.38
                                                =========       ======       =========       ======

     At September 30, 2000 and 2001, the weighted average remaining contractual life of the rights was 4.5 years and 3.6 years, respectively. Compensation expense of $ nil, $4.1 million and $11.4 million has been recorded in respect of this plan for the years ended September 30, 1999, 2000 and 2001, respectively.

     On October 17, 2001, Devon completed its acquisition of the issued and outstanding shares of the Company. Immediately prior to the acquisition, all stock options and share appreciation rights outstanding vested and were subsequently exercised or paid out by the Company (note 14).

     Under the employee stock savings plan, the Company is authorized to issue shares of common stock to all of its permanent employees. Under the terms of the plan, qualifying employees may contribute from four percent to eight percent of basic annual earnings. Employee contributions are invested in the Company's common shares purchased from treasury at market prices. The Company matches the employees' contributions, investing in qualified money market instruments or additional common shares of the Company purchased on the open market. The Company's share of contributions is recorded as compensation expense and amounted to $3.5 million, $4.1 million and $4.3 million in 1999, 2000 and 2001, respectively. At September 30, 2001, 717,709 common shares were reserved for issuance under the plan. As a result of the acquisition of the Company by Devon, the issuance of shares under this plan ceased September 30, 2001.

     On November 14, 2000, the Board of Directors approved a new Notice of Intention to make a Normal Course Issuer Bid, under which the Company could acquire up to five percent of its outstanding common shares through the facilities of The Toronto Stock Exchange. During the year, the Company repurchased 0.7 million shares at an average price of $29.03 per share. Under the program that expired on November 30, 2000, the Company repurchased 1.0 million shares at an average price of $27.16. The repurchased shares under both programs were cancelled and returned to treasury.

     On August 18, 1999, the Board of Directors adopted a Shareholder Rights Plan to replace the Company's previous plan which expired in 1999. The Plan was approved by shareholders on February 16, 2000. If a bid to acquire control of the Company is made, the Plan is designed to give the Board of Directors of the Company time to consider alternatives to allow shareholders to receive full and fair value for their shares. In the event that a bid, other than a permitted bid, is made, shareholders become entitled to exercise rights to acquire common shares of the Company at 50 percent of market value. This would significantly dilute the value of the bidder's holdings. This Plan was not utilized in connection with Devon's acquisition of the Company.

                           ANDERSON EXPLORATION LTD.

8. PER SHARE AMOUNTS

     In computing diluted earnings per share, 0.4 million, 1.9 million and 3.0 million shares were added to the weighted average number of common shares outstanding during the years ended September 30, 1999, 2000 and 2001, respectively, for the dilutive effect of employee stock options. No adjustments were required to reported earnings in computing diluted per share amounts.

9. CHANGE IN NON-CASH WORKING CAPITAL

                                                             1999     2000      2001
                                                            ------   -------   ------
Accounts receivable.......................................  $(23.6)  $(102.7)  $  9.4
Inventories...............................................    (1.4)     (6.7)     6.5
Accounts payable and accrued liabilities..................    35.9     136.7    186.9
Taxes payable.............................................    13.4     (11.1)    19.3
Dividend payable..........................................      --        --     21.0
Acquisition of non-cash working capital deficiency........      --     (34.9)   (10.9)
Disposition of non-cash working capital deficiency........      --      (0.2)      --
                                                            ------   -------   ------
                                                            $ 24.3   $ (18.9)  $232.2
                                                            ======   =======   ======

     The following cash receipts (payments) have been included in the determination of earnings from continuing operations:

                                                             1999     2000     2001
                                                            ------   ------   -------
Dividends received........................................  $  1.1   $  1.0   $    --
Interest paid.............................................   (42.2)   (54.1)   (103.4)
Taxes paid................................................    (7.3)   (19.0)    (19.0)

10. PENSION PLANS AND OTHER POST-RETIREMENT BENEFITS

     Effective October 1, 2000, the Company adopted the Canadian Institute of Chartered Accountants accounting recommendations with respect to pension plans and other post-retirement benefits. Upon adoption of these recommendations, a charge of $0.3 million was recorded against retained earnings, with a corresponding increase in the pension accrual.

     The Company maintains two pension plans, which were acquired in the business combination with Home Oil and in the Numac acquisition, respectively.

 Home Oil Plan

     The Home Oil Plan is a non-contributory registered defined benefit pension plan. In June 1995, the plan was amended to give active employees an opportunity to opt out of the plan in favour of a defined contribution alternative. Most employees opted out of the plan. These employees and all new employees accrue future benefits based on defined contributions. Employees remaining in the plan continue to accrue benefits under the defined benefit plan. The plan is funded based on independent actuarial valuations. Plan assets are invested primarily in treasury bills and/or publicly traded equity and fixed income securities. Retirement benefits are based on the employees' years of credited service and salaries during the last years of employment.

     The retirement benefit under the Home Oil Plan is subject to a maximum pension as determined under the Income Tax Act (Canada). To the extent this limitation applied, supplemental retirement allowances were provided to qualifying employees at the time so that the total retirement benefits were sufficient to provide the annuity that those employees would have been entitled to without the limitation.

                           ANDERSON EXPLORATION LTD.

To support the Company's obligations under the supplemental plan, the Company has issued a letter of credit to the custodian of the supplemental plan.

     In August 1997, the Company purchased annuity contracts in respect of all the then retired and deferred vested members of the Home Oil Plan. Pension assets were used to purchase the annuities. Projected benefit obligations were reduced to reflect this purchase of annuities. On October 6, 2000, a benefit enhancement of approximately $8.3 million was granted to those retired and deferred vested members of the registered plan as of December 31, 2000 for whom annuities were purchased in 1997. Pension plan assets were reduced by this amount.

 The Numac Plan

     The Numac Plan is a registered defined contribution pension plan. Prior to January 1, 1994, the plan existed as a registered defined benefit plan. On that date, employees of Numac were given the option to convert to the defined contribution plan or remain in the defined benefit plan. Most employees opted out of the plan. These employees and all new employees accrue future benefits based on defined contributions. Pension plan assets under the Numac Plan are in excess of future plan obligations. As a result, funding of ongoing contributions to the defined contribution plan are being made from plan assets.

     The retirement benefit under the Numac Plan is subject to a maximum pension as determined under the Income Tax Act (Canada). To the extent this limitation applied, supplemental retirement allowances were provided to qualifying employees at the time so that the total retirement benefits were sufficient to provide the annuity that those employees would have been entitled to without the limitation.

                           ANDERSON EXPLORATION LTD.

     The following table sets forth, for the registered defined benefit pension plans, reconciliations of the beginning and ending balances of the benefit obligation, the fair value of the plan assets, the funded status, and the assumptions used in the determination of the projected benefit obligation and net pension expense:

                                                              AS AT SEPTEMBER 30,
                                                              -------------------
                                                               2000         2001
                                                              -------      ------
Change in benefit obligation
  Benefit obligation -- beginning of year...................  $  2.8       $ 3.0
  Obligation assumed on Numac acquisition...................      --        11.9
  Interest cost.............................................     0.2         0.7
  Actuarial gain............................................      --        (1.0)
  Benefits paid.............................................      --        (0.8)
                                                              ------       -----
       Benefit obligation -- end of year....................  $  3.0       $13.8
                                                              ======       =====
Change in fair value of plan assets
  Fair value of plan assets -- beginning of year............  $ 20.3       $21.0
  Assets acquired in Numac acquisition......................      --        16.7
  Benefit enhancement.......................................      --        (8.3)
  Actual return on plan assets..............................     1.1        (0.9)
  Benefits paid.............................................    (0.1)       (0.8)
  Other disbursements.......................................    (0.3)       (0.3)
                                                              ------       -----
       Fair value plan assets -- end of year................  $ 21.0       $27.4
                                                              ======       =====
Reconciliation of funded status
  Funded status.............................................  $ 18.0       $13.6
  Unamortized net actuarial gain............................   (18.0)       (8.6)
                                                              ------       -----
       Pension asset recognized on balance sheet............  $   --       $ 5.0
                                                              ======       =====
Assumptions
  Discount rate.............................................     6.5%        7.0%
  Long-term rate of employee compensation increase..........     2.5%        3.5%
  Long-term annual rate of return on plan assets............     6.5%        7.0%

     The following table sets forth, for the supplemental plans, reconciliations of the beginning and ending balances of the benefit obligation, and the funded status of the plans:

                                                              AS AT SEPTEMBER 30,
                                                              -------------------
                                                               2000        2001
                                                              ------      -------
Change in benefit obligation
  Benefit obligation -- beginning of year...................  $ 6.0       $  6.0
  Obligation assumed on Numac acquisition...................     --          7.2
  Interest cost.............................................    0.5          0.6
  Benefits paid.............................................   (0.5)        (0.9)
                                                              -----       ------
       Benefit obligation -- end of year....................  $ 6.0       $ 12.9
                                                              =====       ======
Reconciliation of funded status
  Funded status.............................................  $(6.0)      $(12.9)
  Unamortized net actuarial (gain) loss.....................    0.5           --
                                                              -----       ------
       Pension obligation recognized on balance sheet.......  $(5.5)      $(12.9)
                                                              =====       ======

     The Company recorded pension expense of $0.4 million, $0.4 million and $0.7 million in 1999, 2000 and 2001, respectively.

                           ANDERSON EXPLORATION LTD.

11. FINANCIAL INSTRUMENTS

  (a) Commodity price risk

     The Company generally sells its crude oil and natural gas under short-term market-based contracts. As a result of the acquisition of Numac (note 2), the Company acquired crude oil and natural gas sales contracts. The crude oil contracts fixed the price on 12,700 barrels per day of production. After December 31, 2001, 5,700 barrels per day of production will continue to be hedged under these contracts. The natural gas sales contracts were entered into for two purposes. The first series of contracts effectively swapped floating prices for fixed prices. The second series of contracts fixed the basis differential on natural gas sales.

     The Company has also entered into electricity purchase contracts in order to fix the cost of electricity used in operations. The contracts fix the price on up to 42 mega-watt hours per day at various prices through 2005.

 (b) Interest rate risk

     The Company has entered into fixed rate debt agreements and interest rate swap agreements in order to manage its interest rate exposure on debt instruments. These agreements are described in note 4.

  (c) Foreign currency exchange risk

     The Company is exposed to foreign currency fluctuations as crude oil and natural gas prices received are referenced to U.S. dollar denominated prices. As a result of the Numac acquisition, the Company acquired foreign exchange swap contracts which fix the exchange rate on up to U.S. $4.0 million of currency each month. In addition, the Company has borrowed United States dollars on a long-term basis.

  (d) Credit risk

     A substantial portion of the Company's accounts receivable are with customers and joint venture partners in the oil and gas industry and are subject to normal industry credit risks. Purchasers of the Company's natural gas, crude oil and natural gas liquids are subject to an internal credit review to minimize the risk of non-payment.

     The Company is also exposed to credit risk associated with possible non-performance by financial instrument counterparties. In an effort to minimize credit risk, it is the Company's practice to only enter into financial arrangements with established counterparties who have an investment grade credit rating as determined by recognized credit rating agencies.

  (e) Fair value of financial instruments

     The carrying amounts of financial instruments included in the consolidated balance sheet, other than long term debt, approximate their fair value due to their short term maturity.

     The estimated fair values of long term debt and derivative instruments have been determined based on discounted cash flow analysis using current market interest rates for financial instruments with similar maturities.

                           ANDERSON EXPLORATION LTD.

     The carrying values and estimated fair values of long term debt and derivative instruments are as follows:

                                                   2000                    2001
                                           ---------------------   ---------------------
                                           CARRYING      FAIR      CARRYING      FAIR
                                             VALUE       VALUE       VALUE       VALUE
                                           ---------   ---------   ---------   ---------
Long-term debt...........................  $(1,126.9)  $(1,128.7)  $(1,350.1)  $(1,360.7)
Interest rate swaps on bank loans........  $      --   $    (2.2)  $    (1.2)  $   (13.9)
Foreign currency swap....................  $      --   $      --   $      --   $    (5.6)
Oil and gas sales contracts..............  $      --   $      --   $      --   $    (6.7)
Electricity purchase contracts...........  $      --   $      --   $      --   $   (25.7)

12. COMMITMENTS

     The Company has acquired interests in northern Canada for total work expenditure proposals of $379.6 million. Work expenditures commenced in fiscal 2000, with an estimated $99.4 million of eligible expenditures incurred to September 30, 2001. Expenditures will continue over the next four years and include obligations to drill at least one well on each licence or permit. The proposals are supported by deposits of $85.8 million in letters of credit. The letters of credit will be reduced proportionately after approval of eligible expenditures incurred.

13. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

     The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada ("Canadian GAAP") that, in most respects, conform to accounting

                           ANDERSON EXPLORATION LTD.

principles generally accepted in the United States ("U.S. GAAP"). Canadian GAAP differs from U.S. GAAP in the following respects:

                                                              YEAR ENDED SEPTEMBER 30
                                                              ------------------------
                                                       NOTE    1999     2000     2001
                                                       ----   ------   ------   ------
Earnings from continuing operations, as reported
Impact of U.S. GAAP..................................         $ 66.4   $248.2   $602.3
  Full cost accounting...............................   A       72.2     64.9     59.5
     Related income taxes............................          (31.5)   (28.2)   (25.7)
  Foreign exchange on long term debt.................   B         --     (1.6)   (17.4)
     Related income taxes............................             --      0.4      3.8
  Accounting for income taxes -- impact on depletion
     and depreciation expense........................   C       (2.6)   (13.9)   (25.3)
     Related income taxes............................            2.3     12.0     10.7
  Derivative financial instruments...................   D         --       --    (25.0)
     Related income taxes............................             --       --     11.4
                                                              ------   ------   ------
Earnings from continuing operations, as adjusted.....          106.8    281.8    594.3
Discontinued operations..............................            4.0     65.3       --
                                                              ------   ------   ------
Earnings, as adjusted................................         $110.8   $347.1   $594.3
                                                              ======   ======   ======

                                                              YEAR ENDED SEPTEMBER 30
                                                              ------------------------
                                                               1999     2000     2001
                                                              ------   ------   ------
Basic earnings per common share
  From continuing operations, as adjusted...................  $0.86    $2.21    $4.53
  From discontinued operations..............................   0.03     0.51       --
                                                              -----    -----    -----
                                                              $0.89    $2.72    $4.53
                                                              =====    =====    =====
Diluted earnings per common share
  From continuing operations, as adjusted...................  $0.86    $2.17    $4.43
  From discontinued operations..............................   0.03     0.51       --
                                                              -----    -----    -----
                                                              $0.89    $2.68    $4.43
                                                              =====    =====    =====

     Under U.S. GAAP, classification of certain revenue and expense items differs from Canadian GAAP. These classification differences do not have an impact on reported earnings.

     Balance sheet items in accordance with U.S. GAAP are as follows:

                                                      2000                  2001
                                               -------------------   -------------------
                                               CANADIAN     U.S.     CANADIAN     U.S.
                                        NOTE     GAAP       GAAP       GAAP       GAAP
                                        ----   --------   --------   --------   --------
Current assets, net of current
  liabilities.........................         $  (63.0)  $  (63.0)  $ (280.9)  $ (280.9)
Property, plant and equipment.........   A,C    3,725.4    3,466.2    5,574.8    5,272.6
Other assets..........................     B        2.7        1.1       29.4       10.4
Long term debt........................          1,126.9    1,126.9    1,350.1    1,350.1
Other credits.........................            133.6      133.6      141.2      191.9
Deferred taxes........................   A,C      841.1      906.3    1,823.8    1,679.2
Capital stock.........................            905.3      905.3      889.8      889.8
Retained earnings.....................   A-D      658.2      332.2    1,118.4      905.5
Accumulated other comprehensive
  loss................................     D         --         --         --      (14.4)

                           ANDERSON EXPLORATION LTD.

     Cash flows by activity on the consolidated statement of cash flows in accordance with U.S. GAAP would be as follows:

                                                           YEAR ENDED SEPTEMBER 30
                                                       -------------------------------
                                                        1999       2000        2001
                                                       -------   ---------   ---------
Cash flows from operating activities.................  $ 400.8   $   764.1   $ 1,629.7
Cash flows from investing activities.................  $(287.0)  $(1,119.2)  $(1,642.8)
Cash flows from financing activities.................  $(113.8)  $   355.1   $    13.1

     On the consolidated statements of cash flows, site restoration expenditures of $6.3 million, $10.1 million and $11.3 million, which are disclosed as investing activities under Canadian GAAP in 1999, 2000 and 2001, respectively, would be disclosed as operating activities under U.S. GAAP.

     Under U.S. GAAP, presentation of certain cash flow items differs from Canadian GAAP. These presentation differences do not have an impact on reported cash flows.

  (a) Full cost accounting

     Under the full cost method of accounting in the United States, a ceiling test is applied to ensure that capitalized oil and gas property costs do not exceed the present value, discounted at 10%, of the unescalated estimated future net revenues from the production of proven reserves, plus the cost of unevaluated properties less management's estimate of impairment, less applicable taxes. The Company applied the U.S. GAAP ceiling test on an annual basis until September 30, 2000 and on a quarterly basis thereafter. Under Canadian GAAP, future net revenues are not discounted but interest and general and administrative expenses are deducted.

     As a result of applying the U.S. GAAP ceiling test rules in prior years, the Company recorded additional depletion of $711.0 million ($400.0 million after tax) that reduced the carrying amount of its property, plant and equipment. This additional depletion was not recorded for Canadian GAAP purposes. As a result, depletion and depreciation expense is lower under U.S. GAAP.

     Based on September 30, 2001 market prices for oil and natural gas, the Company's costs to be recovered exceeded discounted future net revenues by $1.1 billion after-tax. This after-tax amount would have resulted in a pre-tax reduction in the carrying value of property, plant and equipment of $1.9 billion at September 30, 2001. However, market prices for oil and natural gas changed significantly subsequent to the balance sheet date. Based on market prices for oil and natural gas at the date of the auditors' report on the Company's consolidated financial statements, the Company's discounted future net revenues were in excess of related costs to be recovered. Accordingly, the Company did not record a reduction in the carrying value of its property, plant and equipment at September 30, 2001.

  (b) Foreign exchange on long-term debt

     U.S. GAAP requires long term debt denominated in foreign currencies be translated at the rates of exchange in effect on the balance sheet date, with inclusion of the resulting gain or loss in earnings for the period. Canadian GAAP requires these gains and losses be amortized over the life of the long-term debt.

  (c) Accounting for income taxes -- impact on depletion and depreciation expense

     U.S. GAAP required the adoption of the liability method of accounting for income taxes in 1993, while under Canadian GAAP the Company followed the deferral method until September 30, 2000.

     On October 1, 2001, the Company adopted the liability method for Canadian GAAP purposes. While this eliminated a conceptual difference between Canadian and U.S. GAAP, adoption under Canadian

                           ANDERSON EXPLORATION LTD.

GAAP resulted in a charge of $120.8 million to retained earnings, whereas, under U.S. GAAP, this adjustment would be reflected in property, plant and equipment. As a result of the different implementation methods, differences in depletion and depreciation expense will continue to exist in future years.

  (d) Derivative financial instruments

     The Company has designated, for Canadian GAAP purposes, its derivative financial instruments as hedges of anticipated revenue and expenses. In accordance with Canadian GAAP, payments or receipts on these contracts are recognized in earnings concurrently with the hedged transaction. The fair value of contracts deemed to be hedges are not reflected in the financial statements.

     Effective October 1, 2000, for U.S. GAAP purposes, the Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities" (as amended by SFAS No. 137 and 138). The statement, as amended, establishes accounting and reporting standards requiring that every derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value, and that changes in the fair value be recognized currently in earnings unless specific hedge accounting criteria are met, including formal documentation requirements. The standard has been applied prospectively.

  (e) Recent developments in U.S. accounting standards

     The Financial Accounting Standards Board recently issued Statement No. 143, Accounting for Asset Retirement Obligations. This Statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. Statement No. 143 requires an enterprise to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of a tangible long-lived asset. Since the requirement is to recognize the obligation when incurred, approaches that have been used in the past to accrue the asset retirement obligation over the life of the asset are no longer acceptable. Statement No. 143 also requires the enterprise to record an increase to the carrying amount of the related long-lived asset (i.e., the associated asset retirement costs) and to depreciate that cost over the remaining useful life of the asset. The liability is changed at the end of each period to reflect the passage of time (i.e., accretion expense) and changes in the estimated future cash flows underlying the initial fair value measurement. Enterprises are required to adopt Statement No. 143 for fiscal years beginning after June 15, 2002. Anderson Exploration is currently assessing the impact that adoption of this standard would have on the consolidated financial position and results of operations of the Company.

     The Financial Accounting Standards Board also recently issued Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Statement No. 144 will replace previous United States generally accepted accounting principles regarding accounting for impairment of long-lived assets and accounting and reporting for discontinued operations. Enterprises utilizing generally accepted accounting principles of the United States will be required to adopt Statement No. 144 for financial statements issued for periods beginning after December 15, 2001. Anderson Exploration is currently assessing the impact that adoption of this standard would have on the consolidated financial position and results of operations of the Company.

14. SUBSEQUENT EVENTS

     On September 6, 2001, Devon Acquisition Corporation, a wholly-owned subsidiary of Devon, submitted an offer to the Company's shareholders to acquire all of the issued and outstanding shares for cash at a price of $40.00 per share. Upon expiry of the offer on October 12, 2001, 97 percent of the shares of the Company were tendered to the offer. Devon Acquisition Corporation took up and paid for the shares

                           ANDERSON EXPLORATION LTD.

tendered to the offer on October 15, 2001. The remaining three percent of the shares outstanding were acquired on October 17, 2001 and Anderson Exploration Ltd. became a wholly-owned subsidiary of Devon Acquisition Corporation. The cost of acquiring the shares, including payments made for vested stock options and share appreciation rights, and repayment of Anderson Exploration's bank credit facilities was financed by a loan of $5.9 billion from a wholly-owned subsidiary of Devon.

     On October 18, 2001, Anderson Exploration and Devon Acquisition Corporation were amalgamated and, on October 25, 2001, the amalgamated company was continued under the Business Corporations Act (Alberta) and changed its name to Devon Canada Corporation.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     The following unaudited pro forma combined financial information relates to Devon's acquisition of Anderson completed on October 17, 2001 for approximately $3.5 billion. The unaudited pro forma combined financial information includes a balance sheet as of September 30, 2001, which assumes the acquisition of Anderson occurred on that date. The unaudited pro forma combined financial information also includes statements of operations for the year ended December 31, 2000 and the nine months ended September 30, 2001, which assume the acquisition occurred on January 1, 2000.

     The following unaudited pro forma combined financial information is based on the historical financial statements of Devon and Anderson. The pro forma information is based on the estimates and assumptions set forth in the notes to such information. The pro forma information is preliminary and is being furnished solely for information purposes and, therefore, is not necessarily indicative of the results of operations or financial position that might have been achieved for the dates or periods indicated, nor is it necessarily indicative of the results of operations or financial position that may occur in the future.

     Anderson's historical financial information is prepared in accordance with accounting standards generally accepted in Canada, and is presented in Canadian dollars. Anderson's historical volumetric production data is prepared in accordance with the Canadian convention whereby such production data is shown before applicable royalty deductions. Also, Anderson's fiscal year ends on September 30, as opposed to Devon's year-end of December 31. For purposes of providing the pro forma effect of the Anderson acquisition on Devon's financial condition and results of operations, the following adjustments were made to Anderson's historical financial data:

     - Anderson's historical results for the year ended September 30, 2000 were converted to results for the year ended December 31, 2000. This conversion was done by subtracting Anderson's historical interim results for the three months ended December 31, 1999 and adding its historical interim results for the three months ended December 31, 2000. Anderson's historical results for the year ended September 30, 2001 were converted to results for the nine months ended September 30, 2001. This conversion was done by subtracting Anderson's historical interim results for the three months ended December 31, 2000.

     - Anderson's balance sheet data as of September 30, 2001, and its results of operations for the year ended December 31, 2000 and the nine months ended September 30, 2001, were converted to accounting principles generally accepted in the United States, including the full cost method of accounting for oil and gas properties. Such information was also converted to U.S. dollars using the appropriate exchange rates.

     - Anderson's historical volumetric production data was converted to the U.S. convention whereby such production data is shown after applicable royalty deductions.

     The information was prepared based on the following:

     - Devon will account for the Anderson acquisition using the purchase method of accounting.

     - The unaudited pro forma balance sheet has been prepared as if the Anderson acquisition occurred on September 30, 2001. The unaudited pro forma statements of operations have been prepared as if the Anderson acquisition occurred on January 1, 2000.

     - In the nine-month period ended September 30, 2001, Devon recognized a $49.5 million after-tax gain from the cumulative effect of a change in accounting principle. This related to Devon's adoption, as of January 1, 2001, of a new accounting principle related to accounting for derivative financial instruments. The $49.5 million gain is not included in the unaudited pro forma combined statements of operations for the nine months ended September 30, 2001.

     - There is no adjustment to the historical data to reflect annual cost savings of approximately $25 million that Devon expects to result from the elimination of duplicate expenses after the Anderson acquisition.

     - In June 2000, Anderson sold its 50% interest in a pipeline transportation company. For the year ended December 31, 2000, Anderson recognized earnings from discontinued operations, net of tax, of $44.2 million. This gain is not included in the summary unaudited pro forma combined statements of operations for the year ended December 31, 2000.

     No pro forma adjustments have been made with respect to the following unusual items. These items are reflected in the historical results of Devon or Anderson, as applicable, and should be considered when making period-to-period comparisons:

     - In 2000, Devon recognized $60.4 million of expenses related to its merger with Santa Fe Snyder Corporation. Devon accounted for the Santa Fe Snyder merger using the pooling-of-interests method of accounting and, therefore, the expenses incurred related to the merger were expensed. The after-tax effect of these expenses in 2000 was $37.2 million.

     - On May 17, 2000, Anderson acquired all the outstanding shares of Ulster Petroleums Ltd. The summary unaudited pro forma combined statements of operations do not include any results from Ulster's operations prior to May 17, 2000.

     - On February 12, 2001, Anderson acquired all of the outstanding shares of Numac Energy Inc. The summary unaudited pro forma combined statements of operations do not include any results from Numac's operations prior to February 12, 2001.

     - During the first nine months of 2001, Devon elected to discontinue operations in Malaysia, Qatar, Thailand and on certain properties in Brazil. Accordingly, during the first nine months of 2001, Devon recorded an $87.9 million charge associated with the impairment of those properties. The after-tax effect of this reduction was $68.8 million.

     - Anderson had compensation plans pursuant to which it periodically issued awards referred to as "share appreciation rights" under which employees could earn compensation based on increases in the market price of Anderson's stock. Anderson awarded these rights in lieu of stock option grants. Pro forma general and administrative expenses reported in the accompanying unaudited pro forma statements of operations for the year ended December 31, 2000 and the nine months ended September 30, 2001 include $4.6 million and $5.6 million, respectively, of expenses related to these plans. After taxes, these plans had the effect of decreasing unaudited pro forma net earnings in the 2000 and 2001 periods by $2.6 million and $3.2 million, respectively. Devon acquired all outstanding rights as part of the Anderson acquisition. Accordingly, these rights will not affect the combined company's net earnings subsequent to the closing of the Anderson acquisition.


     - Devon's historical results of operations for the year 2000 and the first nine months of 2001 include $41.3 million and $25.4 million, respectively, of amortization expense for goodwill related to previous mergers. As of January 1, 2002, in accordance with new accounting pronouncements recently issued, such goodwill will cease to be amortized and, instead, will be tested for impairment at least annually. No goodwill amortization expense has been recognized in the pro forma statements of operations for the goodwill related to the merger and the Anderson acquisition.

                                 DEVON-ANDERSON

                       UNAUDITED PRO FORMA BALANCE SHEET
                            AS OF SEPTEMBER 30, 2001

                                                            ANDERSON
                                              DEVON        HISTORICAL
                                            HISTORICAL    RECLASSIFIED                      DEVON-
                                           RECLASSIFIED    U.S. GAAP      PRO FORMA        ANDERSON
                                             (NOTE 1)       (NOTE 5)     ADJUSTMENTS       COMBINED
                                           ------------   ------------   -----------      -----------
                                                                (IN THOUSANDS)
ASSETS:
  Current assets.........................  $    819,902    $  145,397    $        --     $   965,299
  Property and equipment, net............     5,743,523     3,288,683        684,029(a)    9,716,235
  Investment in common stock of
     ChevronTexaco Corporation...........       601,083            --             --         601,083
  Goodwill, net..........................       269,305            --      1,972,757(a)    2,242,062
  Fair value of derivative instruments...       151,415            --             --         151,415
  Other assets...........................       147,262         6,572         89,543(a)      274,639
                                                                              31,262(c)
                                           ------------    ----------    -----------     -----------
          Total assets...................  $  7,732,490    $3,440,652    $ 2,777,591     $13,950,733
                                           ============    ==========    ===========     ===========
LIABILITIES:
  Current liabilities....................  $    561,798    $  323,312    $        --     $   885,110
  Debentures exchangeable into shares of
     ChevronTexaco Corporation common
     stock...............................       645,461            --             --         645,461
  Other long-term debt...................     1,339,316       855,021          6,729(a)    5,780,298
                                                                           3,547,970(c)
                                                                              31,262(c)
  Other long-term liabilities............       227,648        38,936        (31,861)(a)     234,723
  Fair value of derivative instruments...        76,440        32,108             --         108,548
  Deferred income taxes..................     1,112,822     1,063,482        351,284(a)    2,527,588
STOCKHOLDERS' EQUITY:
  Preferred stock........................         1,500            --             --           1,500
  Common stock...........................        12,977       594,380       (594,380)(b)      12,977
  Additional paid-in capital.............     3,594,814        65,878        (65,878)(b)   3,594,814
  Retained earnings......................       380,049       619,189       (619,189)(b)     380,049
  Accumulated other comprehensive loss...       (29,542)     (151,654)       151,654(b)      (29,542)
  Treasury stock.........................      (190,387)           --             --        (190,387)
  Other..................................          (406)           --             --            (406)
                                           ------------    ----------    -----------     -----------
          Total stockholders' equity.....     3,769,005     1,127,793     (1,127,793)      3,769,005
                                           ------------    ----------    -----------     -----------
          Total liabilities and
            stockholders' equity.........  $  7,732,490    $3,440,652    $ 2,777,591     $13,950,733
                                           ============    ==========    ===========     ===========

                                 DEVON-ANDERSON

                  UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2000

                                                              ANDERSON
                                                DEVON        HISTORICAL
                                              HISTORICAL    RECLASSIFIED                     DEVON-
                                             RECLASSIFIED    U.S. GAAP      PRO FORMA       ANDERSON
                                               (NOTE 1)       (NOTE 5)     ADJUSTMENTS      COMBINED
                                             ------------   ------------   -----------     -----------
                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUE:
  Oil sales................................   $1,078,759     $  247,966     $      --      $1,326,725
  Gas sales................................    1,485,221        655,505            --       2,140,726
  NGL sales................................      154,465         95,879            --         250,344
  Gas services revenue.....................       53,186          7,774            --          60,960
  Other....................................       41,078          2,665          (386)(g)      43,357
                                              ----------     ----------     ---------      ----------
          Total revenues...................    2,812,709      1,009,789          (386)      3,822,112
                                              ----------     ----------     ---------      ----------
COSTS AND EXPENSES:
  Lease operating expenses.................      440,780        154,073            --         594,853
  Transportation costs.....................       53,309         39,709            --          93,018
  Production taxes.........................      103,244          3,189            --         106,433
  Gas services costs and expenses..........       28,606          4,040            --          32,646
  Depreciation, depletion and amortization
     of property and equipment.............      693,340        216,225        87,009(d)      996,574
  Amortization of goodwill.................       41,332             --            --          41,332
  General and administrative expenses......       93,008         40,400            --         133,408
  Expenses related to previous mergers.....       60,373             --            --          60,373
  Interest expense.........................      154,329         46,830       242,519(e)      423,624
                                                                              (20,054)(f)
  Deferred effect of changes in foreign
     currency exchange rate on subsidiary's
     long-term
     debt..................................        2,408            760            --           3,168
                                              ----------     ----------     ---------      ----------
          Total costs and expenses.........    1,670,729        505,226       309,474       2,485,429
                                              ----------     ----------     ---------      ----------
Earnings before income tax expense.........    1,141,980        504,563      (309,860)      1,336,683
INCOME TAX EXPENSE:
  Current..................................      130,793         14,439          (698)(h)     144,534
  Deferred.................................      280,845        215,481      (131,319)(h)     365,007
                                              ----------     ----------     ---------      ----------
          Total income tax expense.........      411,638        229,920      (132,017)        509,541
                                              ----------     ----------     ---------      ----------
Net earnings...............................      730,342        274,643      (177,843)        827,142
Preferred stock dividends..................        9,735             --            --           9,735
                                              ----------     ----------     ---------      ----------
Net earnings applicable to common
  stockholders.............................   $  720,607     $  274,643     $(177,843)     $  817,407
                                              ==========     ==========     =========      ==========
Net earnings per average common share
  outstanding:
  Basic....................................   $     5.66                                   $     6.42
  Diluted..................................         5.50                                         6.24
Weighted average common shares outstanding:
  Basic....................................      127,421                                      127,421
  Diluted..................................      131,730                                      131,730

                                 DEVON-ANDERSON

                  UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2001

                                                                ANDERSON
                                                  DEVON        HISTORICAL
                                                HISTORICAL    RECLASSIFIED                     DEVON-
                                               RECLASSIFIED    U.S. GAAP      PRO FORMA       ANDERSON
                                                 (NOTE 1)       (NOTE 5)     ADJUSTMENTS      COMBINED
                                               ------------   ------------   -----------     -----------
                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUE:
  Oil sales..................................   $  722,672      $218,733      $      --      $  941,405
  Gas sales..................................    1,474,986       720,241             --       2,195,227
  NGL sales..................................       94,746        82,754             --         177,500
  Gas services revenue.......................       46,151         5,950             --          52,101
  Other......................................       27,733        (1,248)          (243)(g)      26,242
                                                ----------      --------      ---------      ----------
          Total revenues.....................    2,366,288     1,026,430           (243)      3,392,475
                                                ----------      --------      ---------      ----------
COSTS AND EXPENSES:
  Lease operating expenses...................      362,884       169,191             --         532,075
  Transportation costs.......................       51,936        37,444             --          89,380
  Production taxes...........................       95,025         4,459             --          99,484
  Gas services costs and expenses............       30,824         3,094             --          33,918
  Depreciation, depletion and amortization of
     property and equipment..................      572,939       257,482         15,239(d)      845,660
  Amortization of goodwill...................       25,384            --             --          25,384
  General and administrative expenses........       73,867        36,350             --         110,217
  Interest expense...........................      104,825        49,780        181,909(e)      319,493
                                                                                (17,021)(f)
  Deferred effect of changes in foreign
     currency exchange rate on subsidiary's
     long-term debt..........................           --        14,719             --          14,719
  Change in fair value of derivative
     instruments.............................        3,844        13,652             --          17,496
  Reduction of carrying value of oil and gas
     properties..............................       87,853            --             --          87,853
                                                ----------      --------      ---------      ----------
          Total costs and expenses...........    1,409,381       586,171        180,127       2,175,679
                                                ----------      --------      ---------      ----------
Earnings before income tax expense...........      956,907       440,259       (180,370)      1,216,796
INCOME TAX EXPENSE:
  Current....................................      117,213        13,201         (1,449)(h)     128,965
  Deferred...................................      267,757       155,932        (64,738)(h)     358,951
                                                ----------      --------      ---------      ----------
          Total income tax expense...........      384,970       169,133        (66,187)        487,916
                                                ----------      --------      ---------      ----------
Net earnings before cumulative effect of
  change in accounting principle.............      571,937       271,126       (114,183)        728,880
Preferred stock dividends....................        7,301            --             --           7,301
                                                ----------      --------      ---------      ----------
Net earnings applicable to common
  stockholders...............................   $  564,636      $271,126      $(114,183)     $  721,579
                                                ==========      ========      =========      ==========
Net earnings per average common share
  outstanding:
  Basic......................................   $     4.40                                   $     5.63
  Diluted....................................         4.26                                         5.43
Weighted average common shares outstanding:
  Basic......................................      128,274                                      128,274
  Diluted....................................      133,982                                      133,982

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                    DECEMBER 31, 2000 AND SEPTEMBER 30, 2001

1. BASIS OF PRESENTATION

     The accompanying unaudited pro forma balance sheet and statements of operations present the pro forma effect of the Anderson acquisition on Devon's historical balance sheet as of September 30, 2001 and Devon's historical statements of operations for the year ended December 31, 2000 and the nine months ended September 30, 2001.

     Anderson's historical amounts presented in the accompanying unaudited pro forma balance sheet and statements of operations have been converted to accounting principles generally accepted in the United States and to U.S. dollars. For information on such conversions, see Note 5.

     Devon's historical balances for other revenue have been reclassified to include separate line items for gas services revenue and gas services costs and expenses to conform to Devon's expected presentation subsequent to its merger with Mitchell Energy and Development Corp.

     All dollar references in the accompanying unaudited pro forma combined financial information and related notes are to U.S. dollars, except that "C$" refers to Canadian dollars.

2. METHOD OF ACCOUNTING FOR THE ACQUISITION

     Devon will account for the Anderson acquisition using the purchase method of accounting for business combinations. Accordingly, Anderson's assets acquired and liabilities assumed by Devon will be revalued and recorded at their estimated "fair values." In the Anderson acquisition, Devon paid C$40 per share for each outstanding common share, including associated rights, of Anderson. On a pro forma basis, assuming that the Anderson acquisition had occurred on September 30, 2001, this would have resulted in Devon paying approximately $3.3 billion in cash to Anderson stockholders, as well as an additional $0.1 billion of cash which would have been paid to Anderson employees for the intrinsic value of outstanding stock options and appreciation rights. These U.S. dollar amounts are based on the September 30, 2001 exchange rate of C$1.00 to U.S.$0.6333.

3. PRO FORMA ADJUSTMENTS RELATED TO THE ANDERSON ACQUISITION

     The Devon-Anderson unaudited pro forma balance sheet includes the following adjustments:

          (a) This entry adjusts the historical book values of Anderson's assets and liabilities to their estimated fair values as of September 30, 2001. The calculation of the total purchase price and the preliminary allocation to assets and liabilities are shown below.

                                                              (IN THOUSANDS,
                                                                EXCEPT FOR
                                                               SHARE PRICE)
                                                              --------------
Calculation and preliminary allocation of purchase price:
  Number of Anderson common shares outstanding..............       131,693
  Acquisition price per share...............................    $    25.33
                                                                ----------
  Cash to be paid to Anderson stockholders..................     3,336,049
  Cash to be paid to settle Anderson employees' stock
     options and appreciation rights........................        86,921
                                                                ----------
                                                                 3,422,970
  Plus estimated acquisition costs to be incurred...........       125,000
                                                                ----------
          Total purchase price..............................     3,547,970
Plus fair value of liabilities to be assumed by Devon:
  Current liabilities.......................................       323,312
  Long-term debt............................................       861,750
  Other long-term liabilities...............................         7,075
  Fair value of financial instruments.......................        32,108
  Deferred income taxes.....................................     1,414,766
                                                                ----------
          Total purchase price plus liabilities assumed.....    $6,186,981
                                                                ==========
Fair value of assets to be acquired by Devon:
  Current assets............................................    $  145,397
  Proved oil and gas properties.............................     2,636,077
  Unproved oil and gas properties...........................     1,317,412
  Other property and equipment..............................        19,223
  Other assets..............................................        96,115
  Goodwill..................................................     1,972,757
                                                                ----------
          Total fair value of assets to be acquired.........    $6,186,981
                                                                ==========

          The total purchase price includes $125 million of estimated acquisition costs. These costs include investment banking expenses, severance, legal and accounting fees, printing expenses and other merger-related costs. These costs have been added to long-term debt in the Devon-Anderson unaudited pro forma balance sheet.

          The purchase price allocation is preliminary and is subject to change due to several factors, including: (1) changes in the fair values of Anderson's assets and liabilities as of the effective time of the Anderson acquisition; (2) the actual acquisition costs incurred; (3) the number of Anderson shares and stock options and appreciation rights outstanding as of the effective time of the Anderson acquisition; and (4) changes in Devon's valuation estimates that may be made between now and the effective time of the Anderson acquisition. These changes will not be known until after the effective time of the Anderson acquisition. However, Devon does not believe that the final purchase price allocation will differ materially from the estimated allocation presented herein.

          (b) This adjustment includes a $594.4 million reduction of common stock, a $65.9 million reduction of additional paid-in capital, a $619.2 million reduction of retained earnings and a $151.7 million reduction in accumulated other comprehensive loss. These adjustments eliminate the historical book value of Anderson's stockholders' equity.

          (c) This adjustment increases long-term debt by $3.5 billion to include the long-term debt that Devon would have incurred at September 30, 2001, to fund the Anderson acquisition. Of this increase in debt, $3.0 billion represents borrowings of long-term debt issued on October 3, 2001, with a weighted average fixed rate of 7.4%, including amortization of discounts and related costs. Of this $3.0 billion, $1.75 billion is due in 2011 and $1.25 billion is due in 2031. The remaining $0.5 billion increase in debt represents borrowings under Devon's $3 billion, variable interest rate, five-year credit facility entered into on October 12, 2001. Debt under this facility matures between 2003 and 2005.

          This adjustment also includes $31.3 million of costs estimated to be incurred in connection with issuing this debt.

     The Devon-Anderson unaudited pro forma statements of operations include the following adjustments:

          (d) This adjustment increases historical depreciation, depletion and amortization expense to reflect the adjustment of Anderson's assets from historical book value to fair value. For Anderson's oil and gas producing properties acquired, pro forma depreciation, depletion and amortization expense was calculated using the equivalent units-of-production method. Anderson's proved oil and gas reserves, divided by its annualized production for the first nine months of 2001, yields an estimated reserve life of ten years.

          (e) This adjustment increases interest expense due to the $3.5 billion of long-term debt that Devon would have incurred at September 30, 2001, to fund the Anderson acquisition. This adjustment has been calculated using an average interest rate of 7.4% on the $3.0 billion of fixed rate debt, and an estimated rate of 3.17%, plus the amortization of estimated financing costs to be incurred, on the $0.5 billion of variable rate debt. The assumed interest rate on the variable rate debt is based on the terms of Devon's $3 billion credit facility. The actual rates on this variable rate debt will vary with changes in market rates. A change in the interest rate of 0.125% would change the pro forma interest expense by $0.8 million.

          (f) This adjustment reduces interest expense to reflect the repayment of Anderson's bank debt with debt borrowed under Devon's $3 billion credit facility that bears a lower interest rate, plus a decrease in interest expense related to the effect of valuing Anderson's fixed-rate debt at the estimated fair value of such debt. The adjustment relating to the repayment of Anderson's bank debt reduced interest expense for the year 2000 and the first nine months of 2001 by $17.6 million and $15.2 million, respectively. The adjustment relating to recording Anderson's fixed-rate debt at fair value decreased interest expense for the year 2000 and the first nine months of 2001 by $2.5 million and $1.8 million, respectively.

          (g) This adjustment reduces the Alberta Royalty Tax Credit as a result of the acquisition of Anderson.

          (h) This adjustment records the income tax impact of all pro forma adjustments at an effective tax rate of approximately 43% for the year 2000 and 37% for the nine months ended September 30, 2001. The rate for the first nine months of 2001 includes the effect of a change in Canadian tax rates enacted during the second quarter of 2001. Excluding the retroactive effect of this rate change, the rate applied to the 2001 pro forma adjustments would have been 40%.

4. GOODWILL

     The preliminary allocation of the purchase price for the Anderson acquisition includes approximately $2.0 billion of goodwill. In July 2001, the Financial Accounting Standards Board issued Statement No. 141, "Business Combinations," and Statement No. 142, "Goodwill and Other Intangible Assets." As a result of these two recent pronouncements, goodwill recorded in connection with business combinations completed after June 30, 2001 (including the Anderson acquisition) will not be amortized but, instead, will be tested for impairment at least annually. Accordingly, the Devon-Anderson unaudited pro forma statements of operations included in this note include no amortization of the goodwill to be recorded in the Anderson acquisition.

     Statement No. 142 will be adopted by Devon as of January 1, 2002. Until that date, goodwill recognized from business combinations completed prior to June 30, 2001 must continue to be amortized. Therefore, Devon's historical goodwill related to previous mergers has not been reversed in the Devon-Anderson unaudited pro forma statements of operations included in this note. As of January 1, 2002, goodwill related to these previous mergers will no longer be amortized but, instead, will be tested for impairment at least annually. The Devon-Anderson unaudited pro forma statements of operations included in this note for the year ended December 31, 2000 and the nine months ended September 30, 2001 include amortization of goodwill related to previous mergers of $41.3 million and $25.4 million, respectively.

     As indicated in Note 3, the allocation of the Anderson acquisition purchase price is preliminary. Devon is in the process of finalizing the purchase price allocation. During this process, Devon may determine that there are intangible assets acquired in the Anderson acquisition separate and apart from goodwill. To the extent that such intangible assets, if any, have definite useful lives, the value assigned to those intangible assets would be amortized over such lives. Although the amount allocated to such intangible assets, if any, will not be known until Devon finalizes the purchase price allocation, Devon does not believe that any such value, or the related amortization, would have a material effect on the Devon-Anderson unaudited pro forma financial information presented herein.

5. CONVERSION OF ANDERSON'S HISTORICAL FINANCIAL STATEMENTS

     Anderson prepares its historical financial statements based on a fiscal year of September 30. To conform to Devon's year-end of December 31, Anderson's historical results for the year ended September 30, 2000 were converted to results for the year ended December 31, 2000. This conversion was done by subtracting Anderson's historical interim results for the three months ended December 31, 1999 and adding its historical interim results for the three months ended December 31, 2000. Anderson's historical results for the year ended September 30, 2001 were converted to results for the nine months ended September 30, 2001. This conversion was done by subtracting Anderson's historical interim results for the three months ended December 31, 2000.

     Anderson prepares its historical financial statements using accounting principles generally accepted in Canada ("Canadian GAAP") and Canadian dollars. The following tables provide information relating to the conversion of Anderson's historical financial statements to those prepared using accounting principles generally accepted in the United States ("U.S. GAAP") and U.S. dollars.

                   ANDERSON UNAUDITED U.S. GAAP BALANCE SHEET
                            AS OF SEPTEMBER 30, 2001

                                                        U.S. GAAP
                                        ANDERSON        AND OTHER       ANDERSON
                                       HISTORICAL      ADJUSTMENTS      U.S. GAAP    CONVERTED TO
                                           C$              C$              C$           U.S.$
                                       -----------     -----------     -----------   ------------
                                                             (IN THOUSANDS)
ASSETS:
  Current assets.....................  C$  229,586     C$      --      C$  229,586    $  145,397
  Property and equipment, net........    5,574,842       (514,400)(a)    5,192,930     3,288,683
                                                          212,200(c)
                                                          (79,712)(e)
  Other assets.......................       29,377        (19,000)(b)       10,377         6,572
                                       -----------     ----------      -----------    ----------
          Total assets...............  C$5,833,805     C$(400,912)     C$5,432,893    $3,440,652
                                       ===========     ==========      ===========    ==========
LIABILITIES:
  Current liabilities................  C$  510,520     C$      --      C$  510,520    $  323,312
  Long-term debt.....................    1,350,104             --        1,350,104       855,021
  Other long-term liabilities........      141,193        (79,712)(e)       61,481        38,936
  Fair value of derivative
     instruments.....................           --         50,700(d)        50,700        32,108
  Deferred income taxes..............    1,823,851       (225,100)(a)    1,679,271     1,063,482
                                                           (4,780)(b)
                                                          108,000(c)
                                                          (22,700)(d)
STOCKHOLDERS' EQUITY:
  Common stock.......................      800,989             --          800,989       594,380
  Additional paid-in capital.........       88,778             --           88,778        65,878
  Retained earnings..................    1,118,370       (289,300)(a)      905,450       619,189
                                                          (14,220)(b)
                                                          104,200(c)
                                                          (13,600)(d)
  Accumulated other comprehensive
     loss............................           --        (14,400)(d)      (14,400)     (151,654)
                                       -----------     ----------      -----------    ----------
          Total stockholders'
            equity...................    2,008,137       (227,320)       1,780,817     1,127,793
                                       -----------     ----------      -----------    ----------
          Total liabilities and
            stockholders' equity.....  C$5,833,805     C$(400,912)     C$5,432,893    $3,440,652
                                       ===========     ==========      ===========    ==========

              ANDERSON UNAUDITED U.S. GAAP STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2000

                                                          U.S. GAAP
                                             ANDERSON     AND OTHER       ANDERSON
                                            HISTORICAL   ADJUSTMENTS     U.S. GAAP    CONVERTED TO
                                                C$           C$              C$          U.S.$
                                            ----------   -----------     ----------   ------------
                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUE:
  Oil sales...............................  C$ 444,045    C$(75,760)(f)  C$ 368,285    $  247,966
  Gas sales...............................   1,210,216     (236,646)(f)     973,570       655,505
  NGL sales...............................     149,637       (7,235)(f)     142,402        95,879
  Less royalties..........................    (393,104)     393,104(f)           --            --
  Gas services revenue....................          --       11,546(f)       11,546         7,774
  Other...................................      13,708       (9,750)(f)       3,958         2,665
                                            ----------    ---------      ----------    ----------
          Total revenues..................   1,424,502       75,259       1,499,761     1,009,789
                                            ----------    ---------      ----------    ----------
COSTS AND EXPENSES:
  Lease operating expenses................     223,286        5,546(f)      228,832       154,073
  Transportation costs....................          --       58,977(f)       58,977        39,709
  Production taxes........................          --        4,736(f)        4,736         3,189
  Gas services costs and expenses.........          --        6,000(f)        6,000         4,040
  Depreciation, depletion and amortization
     of property and equipment............     364,642      (63,000)(g)     321,142       216,225
                                                             19,500(i)
  General and administrative expenses.....      60,003           --          60,003        40,400
  Interest expense........................      69,782         (229)(h)      69,553        46,830
  Deferred effect of changes in foreign
     currency exchange rate on long-term
     debt.................................          --        1,129(h)        1,129           760
                                            ----------    ---------      ----------    ----------
          Total costs and expenses........     717,713       32,659         750,372       505,226
                                            ----------    ---------      ----------    ----------
Earnings before income tax expense........     706,789       42,600         749,389       504,563
INCOME TAX EXPENSE:
  Current.................................      21,445           --          21,445        14,439
  Deferred................................     307,137       12,900(k)      320,037       215,481
                                            ----------    ---------      ----------    ----------
          Total income tax expense........     328,582       12,900         341,482       229,920
                                            ----------    ---------      ----------    ----------
Net earnings before discontinued
  operations..............................  C$ 378,207    C$ 29,700      C$ 407,907    $  274,643
                                            ==========    =========      ==========    ==========
Net earnings per average common share
  outstanding:
  Basic...................................  C$    2.94                   C$    3.17    $     2.13
  Diluted.................................        2.87                         3.09          2.08
Weighted average common shares
  outstanding:
  Basic...................................     128,806                      128,806       128,806
  Diluted.................................     131,857                      131,857       131,857

              ANDERSON UNAUDITED U.S. GAAP STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2001

                                                         U.S. GAAP
                                           ANDERSON      AND OTHER       ANDERSON     CONVERTED
                                          HISTORICAL    ADJUSTMENTS      U.S. GAAP       TO
                                              C$            C$              C$          U.S.$
                                          -----------   -----------     -----------   ---------
                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUE:
  Oil sales.............................  C$  397,832   C$ (61,371)(f)  C$  336,461   $218,733
  Gas sales.............................    1,396,195     (288,302)(f)    1,107,893    720,241
  NGL sales.............................      155,668      (28,373)(f)      127,295     82,754
  Less royalties........................     (448,920)     448,920(f)            --         --
  Gas services revenue..................           --        9,152(f)         9,152      5,950
  Other.................................        4,499       (6,418)(f)       (1,919)    (1,248)
                                          -----------   ----------      -----------   --------
          Total revenues................    1,505,274       73,608        1,578,882   1,026,430
                                          -----------   ----------      -----------   --------
COSTS AND EXPENSES:
  Lease operating expenses..............      255,861        4,393(f)       260,254    169,191
  Transportation costs..................           --       57,597(f)        57,597     37,444
  Production taxes......................           --        6,859(f)         6,859      4,459
  Gas services costs and expenses.......           --        4,759(f)         4,759      3,094
  Depreciation, depletion and
     amortization of property and
     equipment..........................      421,165      (44,200)(g)      396,065    257,482
                                                            19,100(i)
  General and administrative expenses...       55,915           --           55,915     36,350
  Interest expense......................       81,114       (4,541)(h)       76,573     49,780
  Deferred effect of changes in foreign
     currency exchange rate on long-term
     debt...............................           --       22,641(h)        22,641     14,719
  Change in fair value of derivative
     instruments........................           --       21,000(j)        21,000     13,652
                                          -----------   ----------      -----------   --------
          Total costs and expenses......      814,055       87,608          901,663    586,171
                                          -----------   ----------      -----------   --------
Earnings before income tax expense......      691,219      (14,000)         677,219    440,259
INCOME TAX EXPENSE:
  Current...............................       20,306           --           20,306     13,201
  Deferred..............................      242,609       (2,750)(k)      239,859    155,932
                                          -----------   ----------      -----------   --------
          Total income tax expense......      262,915       (2,750)         260,165    169,133
                                          -----------   ----------      -----------   --------
Net earnings............................  C$  428,304   C$ (11,250)     C$  417,054   $271,126
                                          ===========   ==========      ===========   ========
Net earnings per average common share
  outstanding:
  Basic.................................  C$     3.26                   C$     3.18   $   2.07
  Diluted...............................         3.19                          3.11       2.02
Weighted average common shares
  outstanding:
  Basic.................................      131,241                       131,241    131,241
  Diluted...............................      134,187                       134,187    134,187

     The following adjustments convert Anderson's Canadian GAAP balance sheet to a U.S. GAAP balance sheet:

          (a) This adjustment reflects the cumulative effect of reductions to the carrying value of Anderson's oil and gas properties using the full cost ceiling limitations set forth by the Securities and Exchange Commission for the full cost method of accounting for oil and gas operations.

          (b) This adjustment reverses foreign exchange losses deferred under Canadian GAAP but required to be included in the determination of earnings under U.S. GAAP.

          (c) This adjustment reflects the impact of the adoption of the liability method of accounting for income taxes under U.S. GAAP.

          (d) This adjustment records the fair value of derivative financial instruments under U.S. GAAP.

          (e) This adjustment reclassifies accrued site restoration costs from other liabilities to accumulated depreciation, depletion and amortization to conform to Devon's presentation.

     The following adjustments convert Anderson's Canadian GAAP statements of operating results to U.S. GAAP statements of operating results:

          (f) This adjustment (1) allocates oil, gas and NGL royalty payments to oil, gas and NGL revenues in accordance with U.S. GAAP; (2) reclassifies third party processing revenues from lease operating expenses to gas services revenues and expenses, and freehold mineral taxes from royalties to production taxes, to conform to Devon's presentation; and (3) reclassifies transportation costs which are netted against oil, gas and NGL sales in Anderson's historical results as expenses in accordance with U.S. GAAP.

          (g) This adjustment records the impact of a lower depreciation, depletion and amortization rate for U.S. GAAP as a result of a reduction in carrying value of oil and gas properties which Anderson would have recognized in 1998 due to a U.S. full cost ceiling limitation.

          (h) This adjustment recognizes foreign exchange losses on long-term debt in accordance with U.S. GAAP.

          (i) This adjustment reflects additional depreciation, depletion and amortization resulting from the accounting for the initial adoption of the liability method of accounting for income taxes as an adjustment to property and equipment.

          (j) This adjustment records the impact of changes in the fair value of derivative instruments that do not qualify as hedges under U.S. GAAP.

          (k) This adjustment records the income tax impact of all the U.S. GAAP adjustments described above.

     For the September 30, 2001 U.S. GAAP balance sheet, the historical Canadian dollar amounts were converted to U.S. dollars using the September 30, 2001 exchange rate of C$1.00 to U.S.$0.6333. For the U.S. GAAP statements of operations for the year ended December 31, 2000 and nine months ended September 30, 2001, Canadian dollars were converted to U.S. dollars using the exchange rates of $0.6733 and $0.6501, respectively. Such rates are the averages of the month end exchange rates for the year and nine-month periods.

6. REDUCTION OF CARRYING VALUE OF OIL AND GAS PROPERTIES

     Under the full cost method of accounting, the net book value of oil and gas properties less related deferred income taxes (the "cost to be recovered"), may not exceed a calculated "full cost ceiling." The ceiling limitation is the discounted estimated after-tax future net revenues from oil and gas properties. The ceiling is imposed separately by country. In calculating future net revenues, current prices and costs are generally held constant indefinitely. The costs to be recovered are compared to the ceiling on a quarterly basis. If the costs to be recovered exceed the ceiling, the excess is written off as an expense, except as discussed in the following paragraph.

     If, subsequent to the end of the quarter but prior to the applicable financial statements being published, prices increase to levels such that the ceiling would exceed the costs to be recovered, a write down otherwise indicated at the end of the quarter is not required to be recorded. A write down indicated at the end of a quarter is also not required if the value of additional reserves proved up on properties after the end of the quarter but prior to the publishing of the financial statements would result in the ceiling exceeding the costs to be recovered, as long as the properties were owned at the end of the quarter.

     An expense recorded in one period may not be reversed in a subsequent period even though higher oil and gas prices may have increased the ceiling applicable to the subsequent period.

     Based on oil and natural gas cash market prices as of September 30, 2001, Devon-Anderson combined's pro forma domestic and Canadian costs to be recovered exceeded the related ceiling values by $497.5 million, and $659.9 million, respectively. These after-tax amounts would have resulted in pro forma pre-tax reductions of the carrying values of Devon-Anderson combined's domestic and Canadian oil and gas properties of $0.8 billion and $1.1 billion, respectively, in the third quarter of 2001. However, the cash market prices of natural gas increased significantly during the month of October 2001. Based on cash market prices of oil and natural gas as of October 31, 2001, when Devon's consolidated financial statements were published, Devon-Anderson combined's pro forma domestic and Canadian ceilings as of September 30, 2001 exceeded the related costs to be recovered by $414.2 million and $370.5 million, respectively. Accordingly, Devon-Anderson combined's pro forma results for the nine months ended September 30, 2001, do not include a related reduction of the carrying value of oil and gas properties. Due to volatility in oil and gas prices and the effect of the Anderson acquisition, and the pending acquisition of Mitchell Energy and Development Corp., there is a possibility that Devon would have to record a reduction in the carrying value of its oil and gas properties as of December 31, 2001 or subsequent periods.

     The Devon-Anderson combined pro forma results for the nine months ended September 30, 2001, do include a reduction of the carrying value of oil and gas properties related to Devon's decision to discontinue its operations in Malaysia, Qatar, Thailand and on certain properties in Brazil. After meeting the drilling and capital commitments on these properties, Devon determined that the properties did not meet Devon's internal criteria to justify further investment. Accordingly, during the first nine months of 2001, Devon recorded a pre-tax charge on $87.9 million ($68.8 million after-tax) associated with the impairment of these international properties.

7. SUPPLEMENTAL PRO FORMA INFORMATION ON OIL AND GAS OPERATIONS

     The following pro forma supplemental information regarding oil and gas operations is presented pursuant to the disclosure requirements of Statement of Financial Accounting Standards No. 69, "Disclosures About Oil and Gas Producing Activities."

  Pro Forma Costs Incurred

     The following tables reflect the costs incurred in oil and gas property acquisition, exploration and development activities of Devon, Anderson and Devon-Anderson combined on a pro forma basis, for the year ended December 31, 2000.

                                                    DEVON-                            DEVON-
                                                   ANDERSON                          ANDERSON
                              DEVON     ANDERSON   COMBINED     DEVON     ANDERSON   COMBINED
                             --------   --------  ----------   --------   --------   --------
                                                         (IN THOUSANDS)
                                          TOTAL                           DOMESTIC
                             -------------------------------  ------------------------------
Property acquisition costs:
  Proved...................  $291,355   $664,705  $  956,060   $177,072     $--     $177,072
  Unproved.................    55,344    111,568     166,912     34,805      --       34,805
Exploration costs..........   212,719    198,292     411,011    117,119      --      117,119
Development costs..........   636,379    230,345     866,724    466,090      --      466,090

                                         CANADA                        INTERNATIONAL
                             --------------------------------   ------------------------------
Property acquisition costs:
  Proved...................  $ 69,736   $664,705   $  734,441   $ 44,547      $--     $ 44,547
  Unproved.................    16,977    111,568      128,545      3,562       --        3,562
Exploration costs..........    54,769    198,292      253,061     40,831       --       40,831
Development costs..........    56,654    230,345      286,999    113,635       --      113,635

  Pro Forma Quantities of Oil and Gas Reserves

     The following tables set forth the changes in the net quantities of oil, natural gas and NGL reserves of Devon, Anderson and Devon-Anderson combined on a pro forma basis, for the year ended December 31, 2000.

                                                         DEVON-                                DEVON-
                                                        ANDERSON                              ANDERSON
                              DEVON       ANDERSON      COMBINED        DEVON      ANDERSON   COMBINED
                            ----------   ----------   ------------   ----------   --------   ----------
                                     TOTAL OIL -- MBBLS                     DOMESTIC OIL -- MBBLS
                            --------------------------------------   ----------------------------------
Proved reserves as of
  December 31, 1999.......     496,717           --        496,717      249,424       --        249,424
  Acquisition of
    Anderson..............          --       87,064         87,064           --       --             --
  Revisions of
    estimates.............      (4,135)      (8,934)       (13,069)      (3,196)      --         (3,196)
  Extensions and
    discoveries...........      33,939        9,910         43,849       20,430       --         20,430
  Purchase of reserves....      24,145       21,882         46,027       20,418       --         20,418
  Production..............     (42,561)      (9,333)       (51,894)     (28,562)      --        (28,562)
  Sale of reserves........     (48,861)          --        (48,861)     (32,977)      --        (32,977)
                            ----------   ----------   ------------   ----------     ----     ----------
Proved reserves as of
  December 31, 2000.......     459,244      100,589        559,833      225,537       --        225,537
                            ==========   ==========   ============   ==========     ====     ==========
Proved developed reserves
  as of:
  December 31, 1999.......     301,149           --        301,149      214,267       --        214,267
  December 31, 2000.......     261,432       71,625        333,057      192,190       --        192,190

                                                         DEVON-                                DEVON-
                                                        ANDERSON                              ANDERSON
                              DEVON       ANDERSON      COMBINED        DEVON     ANDERSON    COMPANY
                            ----------   ----------   ------------   ----------  ----------  ----------
                                        CANADA OIL -- MBBLS              INTERNATIONAL OIL -- MBBLS
                            --------------------------------------   ----------------------------------
Proved reserves as of
  December 31, 1999.......      32,132           --         32,132      215,161       --        215,161
  Acquisition of
    Anderson..............          --       87,064         87,064           --       --             --
  Revisions of
    estimates.............       2,872       (8,934)        (6,062)      (3,811)      --         (3,811)
  Extensions and
    discoveries...........       2,787        9,910         12,697       10,722       --         10,722
  Purchase of reserves....       3,597       21,882         25,479          130       --            130
  Production..............      (4,760)      (9,333)       (14,093)      (9,239)      --         (9,239)
  Sale of reserves........        (136)          --           (136)     (15,748)      --        (15,748)
                            ----------   ----------   ------------   ----------     ----     ----------
Proved reserves as of
  December 31, 2000.......      36,492      100,589        137,081      197,215       --        197,215
                            ==========   ==========   ============   ==========     ====     ==========
Proved developed reserves
  as of:
  December 31, 1999.......      29,268           --         29,268       57,614       --         57,614
  December 31, 2000.......      29,721       71,625        101,346       39,521       --         39,521

                                       TOTAL GAS -- MMCF                     DOMESTIC GAS -- MMCF
                            --------------------------------------   ----------------------------------
Proved reserves as of
  December 31, 1999.......   2,949,627           --      2,949,627    2,274,386       --      2,274,386
  Acquisition of
    Anderson..............          --    1,481,200      1,481,200           --       --             --
  Revisions of
    estimates.............      99,223     (121,100)       (21,877)     100,844       --        100,844
  Extensions and
    discoveries...........     601,317      222,000        823,317      504,977       --        504,977
  Purchase of reserves....     301,144      388,800        689,944       52,929       --         52,929
  Production..............    (426,146)    (181,100)      (607,246)    (355,087)      --       (355,087)
  Sale of reserves........     (66,981)          --        (66,981)     (56,742)      --        (56,742)
                            ----------   ----------   ------------   ----------     ----     ----------
Proved reserves as of
  December 31, 2000.......   3,458,184    1,789,800      5,247,984    2,521,307       --      2,521,307
                            ==========   ==========   ============   ==========     ====     ==========
Proved developed reserves
  as of:
  December 31, 1999.......   2,500,985           --      2,500,985    1,959,531       --      1,959,531
  December 31, 2000.......   2,631,267    1,213,800      3,845,067    2,087,287       --      2,087,287

                                      CANADA GAS -- MMCF                 INTERNATIONAL GAS -- MMCF
                            --------------------------------------   ----------------------------------
Proved reserves as of
  December 31, 1999.......     506,218           --        506,218      169,023       --        169,023
  Acquisition of
    Anderson..............          --    1,481,200      1,481,200           --       --             --
  Revisions of
    estimates.............      (5,854)    (121,100)      (126,954)       4,233       --          4,233
  Extensions and
    discoveries...........      64,566      222,000        286,566       31,774       --         31,774
  Purchase of reserves....      27,224      388,800        416,024      220,991       --        220,991
  Production..............     (62,284)    (181,100)      (243,384)      (8,775)      --         (8,775)
  Sale of reserves........      (6,361)          --         (6,361)      (3,878)      --         (3,878)
                            ----------   ----------   ------------   ----------     ----     ----------
Proved reserves as of
  December 31, 2000.......     523,509    1,789,800      2,313,309      413,368       --        413,368
                            ==========   ==========   ============   ==========     ====     ==========
Proved developed reserves
  as of:
  December 31, 1999.......     501,376           --        501,376       40,078       --         40,078
  December 31, 2000.......     507,703    1,213,800      1,721,503       36,277       --         36,277

                                                                  DEVON-ANDERSON                            DEVON-ANDERSON
                                             DEVON     ANDERSON      COMBINED         DEVON      ANDERSON      COMBINED
                                            -------   ----------  --------------     -------     --------   --------------
                                                      TOTAL NGLS -- MBBLS                    DOMESTIC NGLS -- MBBLS
                                            ---------------------------------------  -------------------------------------
Proved reserves as of
  December 31, 1999.......................   67,817           --         67,817       50,804          --         50,804
  Acquisition of Anderson.................       --       31,868         31,868           --          --             --
  Revisions of estimates..................    3,312        1,398          4,710        4,296          --          4,296
  Extensions and discoveries..............    6,041        3,889          9,930        5,092          --          5,092
  Purchase of reserves....................       33       14,085         14,118            9          --              9
  Production..............................   (7,400)      (4,316)       (11,716)      (6,702)         --         (6,702)
  Sale of reserves........................   (8,046)          --         (8,046)      (7,981)         --         (7,981)
                                            -------      -------     ----------      -------        ----        -------
Proved reserves as of
  December 31, 2000.......................   61,757       46,924        108,681       45,518          --         45,518
                                            =======      =======     ==========      =======        ====        =======
Proved developed reserves as of:
  December 31, 1999.......................   52,102           --         52,102       48,237          --         48,237
  December 31, 2000.......................   46,256       34,146         80,402       42,155          --         42,155

                                                          CANADA NG                      INTERNATIONAL NGLS -- MBBLS
                                            ---------------------------------------  -------------------------------------
Proved reserves as of
  December 31, 1999.......................    4,013           --          4,013       13,000          --         13,000
  Acquisition of Anderson.................       --       31,868         31,868           --          --             --
  Revisions of estimates..................      343        1,398          1,741       (1,327)         --         (1,327)
  Extensions and discoveries..............      571        3,889          4,460          378          --            378
  Purchase of reserves....................       24       14,085         14,109           --          --             --
  Production..............................     (682)      (4,316)        (4,998)         (16)         --            (16)
  Sale of reserves........................      (65)          --            (65)          --          --             --
                                            -------      -------     ----------      -------        ----      ---------
Proved reserves as of
  December 31, 2000.......................    4,204       46,924         51,128       12,035          --         12,035
                                            =======      =======     ==========      =======        ====      =========
Proved developed reserves as of:
  December 31, 1999.......................    3,865           --          3,865           --          --             --
  December 31, 2000.......................    4,072       34,146         38,218           29          --             29

  Pro Forma Standardized Measure of Discounted Future Net Cash Flows

     The following tables set forth the standardized measure of discounted future net cash flows relating to proved oil, natural gas and NGL reserves for Devon, Anderson and Devon-Anderson combined on a pro forma basis, as of December 31, 2000.

                                                      DEVON-                                  DEVON-
                                                     ANDERSON                                ANDERSON
                           DEVON       ANDERSON      COMBINED        DEVON      ANDERSON     COMBINED
                        -----------   -----------   -----------   -----------   --------   -----------
                                                        (IN THOUSANDS)
                                         TOTAL                                  DOMESTIC
                        ---------------------------------------   ------------------------------------
Future cash inflows...  $40,594,130   $15,649,818   $56,243,948   $29,143,762      $--     $29,143,762
Future costs:
 Development..........   (1,634,888)     (394,769)   (2,029,657)     (915,969)     --         (915,969)
 Production...........   (8,198,640)   (1,875,977)  (10,074,617)   (5,660,966)     --       (5,660,966)
Future income tax
 expense..............   (9,087,923)   (5,447,062)  (14,534,985)   (6,345,941)     --       (6,345,941)
                        -----------   -----------   -----------   -----------      --      -----------
Future net cash
 flows................   21,672,679     7,932,010    29,604,689    16,220,886      --       16,220,886
10% discount to
 reflect timing of
 cash flows...........   (9,200,492)   (3,289,638)  (12,490,130)   (6,591,538)     --       (6,591,538)
                        -----------   -----------   -----------   -----------      --      -----------
Standardized measure
 of discounted future
 net cash flows.......  $12,472,187   $ 4,642,372   $17,114,559   $ 9,629,348      $--     $ 9,629,348
                        ===========   ===========   ===========   ===========      ==      ===========
                                         CANADA                               INTERNATIONAL
                        ----------------------------------------  ------------------------------------
Future cash inflows...  $ 5,686,629   $15,649,818   $21,336,447   $ 5,763,739      $--     $ 5,763,739
Future costs:
 Development..........      (84,492)     (394,769)     (479,261)     (634,427)     --         (634,427)
 Production...........     (616,605)   (1,875,977)   (2,492,582)   (1,921,069)     --       (1,921,069)
Future income tax
 expense..............   (1,967,441)   (5,447,062)   (7,414,503)     (774,541)     --         (774,541)
                        -----------   -----------   -----------   -----------      --      -----------
Future net cash
 flows................    3,018,091     7,932,010    10,950,101     2,433,702      --        2,433,702
10% discount to
 reflect timing of
 cash flows...........   (1,240,934)   (3,289,638)   (4,530,572)   (1,368,020)     --       (1,368,020)
                        -----------   -----------   -----------   -----------      --      -----------
Standardized measure
 of discounted future
 net cash flows.......  $ 1,777,157   $ 4,642,372   $ 6,419,529   $ 1,065,682      $--     $ 1,065,682
                        ===========   ===========   ===========   ===========      ==      ===========

     Future cash inflows are computed by applying year-end prices to the year-end quantities of proved reserves, except in those instances where fixed and determinable price changes are provided by contractual arrangements in existence at year-end. These year-end prices are adjusted for transportation and other charges, and for geographic differentials. The December 31, 2000 NYMEX oil price and Henry Hub gas price, upon which the combined company's actual net prices were based before relevant adjustments, were $26.80 per barrel and $9.23 per Mcf, respectively. Recent prices for oil and gas are substantially less than these December 31, 2000 prices. As of November 27, 2001, the NYMEX oil price was $19.48 per barrel, and the Henry Hub gas price was $1.89 per Mcf.

  Pro Forma Changes Relating to the Standardized Measure of Discounted Future Net Cash Flows

     The following table includes the components of the changes in the standardized measure of discounted future net cash flows of Devon, Anderson, and Devon-Anderson combined on a pro forma basis, for the year ended December 31, 2000.

                                                                          DEVON-
                                                                         ANDERSON
                                              DEVON       ANDERSON       COMBINED
                                           -----------   -----------    -----------
                                                        (IN THOUSANDS)
Beginning balance........................  $ 4,768,434   $        --    $ 4,768,434
Acquisition of Anderson..................           --     1,282,335      1,282,335
Sales of oil, gas and NGLs, net of
  production costs.......................   (2,121,112)     (802,379)    (2,923,491)
Net changes in prices and production
  costs..................................    9,753,295     4,948,285     14,701,580
Extensions, discoveries, and improved
  recovery, net of future development
  costs..................................    2,742,182       964,721      3,706,903
Purchase of reserves, net of future
  development costs......................      618,134       627,581      1,245,715
Development costs incurred during the
  period which reduced future development
  costs..................................      182,533       230,345        412,878
Revisions of quantity estimates..........      420,250      (234,267)       185,983
Sales of reserves in place...............     (818,602)           --       (818,602)
Accretion of discount....................      581,172       207,205        788,377
Net change in income taxes...............   (4,221,575)   (2,398,295)    (6,619,870)
Other, primarily changes in timing.......      567,476      (183,159)       384,317
                                           -----------   -----------    -----------
Ending balance...........................  $12,472,187   $ 4,642,372    $17,114,559
                                           ===========   ===========    ===========